QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
HF Financial Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

QuickLinks -- Click here to rapidly navigate through this document

2 2 5  S O U T H  M A I N  A V E N U E
S I O U X  F A L L S,  S O U T H  D A K O T A  5 7 1 0 4
P H O N E  ( 6 0 5 )  3 3 3 - 7 5 5 6 • F A X ( 6 0 5 ) 3 3 3 - 7 6 2 1
October 15, 2014
Dear Fellow Stockholder:
On behalf of the Board of Directors of HF Financial Corp. (the "Corporation"), I cordially invite you to attend the Annual Meeting of Stockholders of the Corporation to be held at 2:00 p.m., Central Standard Time, on November 20, 2014, at the Hilton Garden Inn, located at 201 East 8th Street, Sioux Falls, South Dakota 57103.
Stockholders are being asked to vote upon the election of two directors of the Corporation, consider the approval of an advisory, non-binding “say on pay” resolution on executive compensation, and ratify the appointment of Eide Bailly, LLP, as the Corporation's independent registered public accounting firm. Your Board of Directors recommends that you vote "FOR" each of the nominees for director; "FOR" the approval of the advisory, non-binding resolution on executive compensation; and "FOR" the ratification of the appointment of Eide Bailly, LLP.
Your vote at our 2014 Annual Meeting of Stockholders is important. I encourage you to attend the meeting in person. Whether or not you plan to attend, however, please read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy card and return it in the accompanying pre-addressed return envelope, which requires no postage if mailed within the United States, or authorize a proxy by telephone or through the internet site designated on the enclosed proxy card. This will save the Corporation additional expense of further requests in soliciting proxies and will ensure that your shares are represented at the meeting.
Thank you for your attention to this important matter.

Very truly yours,

MICHAEL M. VEKICH
Chairman of the Board of Directors

QuickLinks -- Click here to rapidly navigate through this document

HF FINANCIAL CORP.
225 South Main Avenue
Sioux Falls, South Dakota 57104

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on November 20, 2014
Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of HF Financial Corp. (the "Corporation") will be held at 2:00 p.m., Central Standard Time, on November 20, 2014, at the Hilton Garden Inn, located at 201 East 8th Street, Sioux Falls, South Dakota 57103.
A proxy card and the Proxy Statement for the Meeting are enclosed along with the Corporation's Summary Report and Annual Report on Form 10-K for the fiscal year ended June 30, 2014. The Meeting is for the purpose of considering and acting upon:

1.
The election of John W. Palmer and Thomas L. Van Wyhe, who have been nominated by the Nominating and Corporate Governance Committee, as Class III directors of the Corporation, to have terms expiring in 2017 and until their successors shall be elected and duly qualified;

2.	The approval of an advisory, non-binding resolution with respect to the compensation of our Named Executive Officers as described in this Proxy Statement;

3.	The ratification of the appointment of Eide Bailly, LLP, as the Corporation's independent registered public accounting firm for the fiscal year ending June 30, 2015; and

4.	Such other matters as may properly come before the Meeting or any adjournments or postponements thereof.
The Board of Directors is not aware of any other business to come before the Meeting.
Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Stockholders of record at the close of business on September 30, 2014, are the stockholders entitled to vote at the Meeting and any adjournments or postponements thereof.
A complete list of stockholders entitled to vote at the Meeting will be available for examination by any stockholder for any purpose germane to the Meeting. Such stockholder list will be available for a period of ten days prior to the Meeting and may be examined at any time between 9:00 a.m. and 3:00 p.m. on days that the Corporation is open for business at the principal offices of the Corporation located at 225 South Main Avenue, Sioux Falls, South Dakota 57104. The list will also be available for examination throughout the duration of the Meeting.
You are requested to complete, sign and date the enclosed proxy card, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed pre-addressed envelope, which requires no postage if mailed within the United States, or authorize a proxy by telephone or through the internet site designated on the proxy card. The proxy will not be used if you attend and vote at the Meeting in person, although attendance at the Meeting will not in and of itself constitute a revocation of a proxy.

By Order of the Board of Directors,

Pamela F. Russo
Corporate Secretary
Sioux Falls, South Dakota
October 15, 2014
IMPORTANT: THE PROMPT RETURN OF PROXY CARDS WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A PRE-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE

QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES. YOU MAY ALSO AUTHORIZE A PROXY BY TELEPHONE OR THROUGH THE INTERNET SITE DESIGNATED ON THE PROXY CARD.
Important Notice Regarding Internet Availability of Proxy Materials for the Stockholder Meeting to be Held on November 20, 2014
The proxy materials for the Corporation's Annual Meeting of Stockholders, including the 2014 Annual Report on Form 10-K, Proxy Statement and any other additional soliciting materials, are available over the Internet at http://www.edocumentview.com/HFFC.

QuickLinks -- Click here to rapidly navigate through this document

PROXY STATEMENT

HF FINANCIAL CORP.
225 South Main Avenue
Sioux Falls, South Dakota 57104

ANNUAL MEETING OF STOCKHOLDERS
November 20, 2014
Introduction
This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of HF Financial Corp. (referred to herein as "we," "us," "our" and the "Corporation") to be used at the Annual Meeting of Stockholders of the Corporation (the "Meeting"), to be held at the Hilton Garden Inn, located at 201 East 8th Street, Sioux Falls, South Dakota 57103, on November 20, 2014, at 2:00 p.m., Central Standard Time, and at any adjournments or postponements of the Meeting.
The accompanying Notice of Meeting, proxy card and this Proxy Statement are first being mailed to stockholders on or about October 15, 2014. Certain of the information provided herein relates to Home Federal Bank (the "Bank"), a wholly owned subsidiary and the primary operating entity of the Corporation.
At the Meeting, the stockholders of the Corporation are being asked to consider and vote upon (i) the election of John W. Palmer and Thomas L. Van Wyhe, as Class III directors of the Corporation to have terms expiring in 2017 and until their successors shall be elected and duly qualified, (ii) the approval of an advisory, non-binding resolution on executive compensation; (iii) the ratification of the appointment of Eide Bailly, LLP, as the Corporation's independent registered public accounting firm for the fiscal year ending June 30, 2015, and (iv) any other matters that may properly come before the Meeting or any adjournments or postponements thereof.
The close of business on September 30, 2014 has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting and any and all adjournments or postponements thereof. Only stockholders of record on the Record Date are entitled to notice of and to vote at the Meeting. The total number of shares of common stock, par value $0.01 per share, of the Corporation (the "Common Stock") outstanding on the Record Date was 7,055,440 which are the only securities of the Corporation entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to a vote at the Meeting.
Voting Rights and Proxy Information
All shares of Common Stock represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. Directors will be elected by a plurality of the votes cast at the Meeting by stockholders present in person or represented by proxy. In addition, the Corporation's Board of Directors has adopted a majority voting policy, which applies to uncontested elections only. Please see "Majority Voting Standard and Director Resignation Policy" below. The approval of an advisory, non-binding resolution with respect to the compensation of our Named Executive Officers, and the ratification of the appointment of Eide Bailly, LLP, as the Corporation's independent registered public accounting firm for the fiscal year ending June 30, 2015, requires the affirmative vote of the majority of the votes cast at the Meeting by stockholders present in person or represented by proxy. The Board of Directors does not know of any matters other than as described in the Notice of Meeting that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy will have the discretion to vote on such matters in accordance with their best judgment.
If no instructions are indicated, properly executed proxies will be voted "FOR" election of the nominees for director named herein; "FOR" the approval of the advisory, non-binding resolution on executive compensation; and "FOR" the ratification of the appointment of Eide Bailly, LLP. Shares held by persons attending the Annual Meeting but not voted, shares represented by proxies that reflect abstentions as to a particular proposal and "broker non-votes" will be counted as present for purposes of determining a quorum, but will not be counted as votes cast with regard to the election of directors, the advisory votes on executive compensation, or the ratification of the appointment of Eide Bailly, LLP and will have no effect on the outcome of these proposals. A "broker non-vote" occurs when a bank, broker or other nominee holding shares for a beneficial owner in street name has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares. One-third

QuickLinks -- Click here to rapidly navigate through this document of the shares of the Common Stock, present in person or represented by proxy, will constitute a quorum for purposes of the Meeting.
How to Vote
A proxy given pursuant to this solicitation may be revoked at any time before it is voted. If you are a record holder, you may revoke your proxy and change your vote by: (i) the timely delivery of a valid, later-dated proxy, a later-dated vote by telephone, or a later-dated vote via the internet, (ii) providing timely written notice of revocation to our Corporate Secretary at our principal executive offices at 225 South Main Avenue, Sioux Falls, South Dakota 57104, or (iii) attending the Meeting and giving oral notice of your intention to vote in person. If you are the beneficial owner of shares held in street name, you may revoke your proxy and change your vote: (i) by submitting new voting instructions to your broker, bank or other nominee in accordance with their voting instructions, or (ii) if you have obtained a legal proxy from your bank, broker or other nominee giving you the right to vote your shares in person, by attending the Meeting, presenting the completed legal proxy to the Corporation and voting in person. You should be aware that simply attending the Meeting will not in and of itself constitute a revocation of your proxy.
Expenses of Proxy Solicitation
The Corporation will pay the expenses incurred in connection with the solicitation of proxies. The Corporation is soliciting proxies principally by mail. In addition, our directors, officers and other employees may solicit proxies personally, by telephone, by facsimile or by e-mail, for which they will receive no consideration other than their regular compensation. We will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of shares held as of the record date and will reimburse such persons for their reasonable expenses so incurred.
Annual Meeting Admission
Only the Corporation's shareholders may attend the Meeting. Proof of ownership of HF Financial Corp. common stock, along with valid picture identification (such as a driver's license or passport), must be presented in order to be admitted to the Meeting. If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the Meeting in person, you must bring valid picture identification, along with a brokerage statement, the proxy card mailed to you by the bank or broker or other proof of ownership to be admitted to the Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Meeting.
Majority Voting Standard and Director Resignation Policy
Under the Corporation's majority voting policy, a director is elected if the number of shares voted "for" that director exceeds the number of "withhold" votes cast against that director. Abstentions and broker non-votes have no effect on the election of a director.
If any director nominee receives more "withhold" votes than "for" votes in an uncontested election of directors, his or her resignation will be delivered for consideration to the Corporation's Nominating and Corporate Governance Committee and the Board of Directors. The Nominating and Corporate Governance Committee would then recommend whether to accept the resignation, and the Board of Directors would make a determination within 90 days after certification of the stockholder vote. The Board of Directors would then promptly disclose its decision and rationale.
An election will be considered "uncontested" if the number of nominees for election does not exceed the number of positions on the Board to be filled by election at the meeting, and includes any election where none of the Corporation's stockholders have provided notice by the record date of their intention to nominate one or more candidates to compete with the Board's nominees in a director election, or the Corporation's stockholders have withdrawn all such nominations by the day before the Corporation mails its notice of meeting. If an election is contested, the majority voting policy would not apply and nominees would be elected by plurality voting. The majority voting policy is available on the Investor Relations page of the Corporation's website at www.homefederal.com.
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information regarding beneficial ownership of our Common Stock as of September 30, 2014, by (i) each person known to the Corporation to own beneficially more than 5% of our Common Stock, (ii) each director and director nominee of the Corporation, (iii) each officer named in the Summary

QuickLinks -- Click here to rapidly navigate through this document

Compensation Table below, and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Stock
Jacobs Asset Management, LLC 11 East 26th Street, Suite 1900 New York, New York 10010	692,260[1]	9.8%
Sandler O'Neill Asset Management LLC 712 Fifth Avenue New York, New York 10019	655,900[2]	9.3%
Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109	600,600[3]	8.5%
PL Capital Group 20 East Jefferson Avenue, Suite 22 Naperville, Illinois 60540	578,698[4]	8.2%
M3 Funds, LLC 10 Exchange Place, Suite 510 Salt Lake City, UT 84111	409,349[5]	5.8%
Heartland Advisors, Inc. 789 North Water Street Milwaukee, WI 53202	350,000[6]	5.0%
Stephen M. Bianchi, President and Chief Executive Officer	16,670	*
Brent R. Olthoff, Senior Vice President / Chief Financial Officer and Treasurer of the Corporation and Home Federal Bank	16,823[7]	*
Michael Westberg, Senior Vice President / Chief Credit Officer, Home Federal Bank	21,569[8]	*
Jon M. Gadberry, Senior Vice President / Wealth Management, Home Federal Bank	11,480[9]	*
Kevin G. Sanchez, Senior Vice President / Human Resources, Home Federal Bank	6,470[10]	*
James W. Abbott, Director	14,425	*
Robert L. Hanson, Director	58,514	*
David J. Horazdovsky, Director	9,094	*
John W. Palmer, Director	574,198[11]	8.1%
Thomas L. Van Wyhe, Director	29,013	*
Michael M. Vekich, Chairman	13,383	*
Directors and executive officers as a group (13 persons)	776,259[12]	11%
* Indicates individual owns less than one percent of outstanding shares of Common Stock.

1 The information regarding beneficial ownership by Jacobs Asset Management, LLC (“JAM”) is as reported in a Schedule 13D filed with the SEC on December 17, 2013 by:

•	Sy Jacobs

•	Jacobs Asset Management, LLC

•	JAM Managers, L.L.C.

•	JAM Partners, L.P.

QuickLinks -- Click here to rapidly navigate through this document

According to the Schedule 13D, (a) Sy Jacobs has shared voting and shared dispositive power over 692,260 shares, (b) Jacobs Asset Management, LLC has shared voting and shared dispositive power over 692,260 shares, (c) JAM Managers, L.L.C. has shared voting and shared dispositive power over 499,492 shares, and (d) JAM Partners, L.P. has shared voting and shared dispositive power over 499,492 shares.
2 The information regarding beneficial ownership by Sandler O'Neill Asset Management LLC (“SOAM”) is as reported in a Schedule 13D/A filed with the SEC on October 3, 2011 by:

•	Sandler O'Neill Asset Management, LLC

•	SOAM Holdings, LLC

•	Malta Partners, L.P.

•	Malta Hedge Fund, L.P.

•	Malta Hedge Fund II, L.P.

•	Malta Offshore, Ltd.

•	SOAM Capital Partners, L.P.

•	Terry Maltese
According to the Schedule 13D/A, (a) Sandler O'Neill Asset Management, LLC has shared voting and shared dispositive power over 655,900 shares, (b) SOAM Holdings, LLC has shared voting and shared dispositive power over 403,900 shares, (c) Malta Partners, L.P. has shared voting and shared dispositive power over 11,100 shares, (d) Malta Hedge Fund, L.P. has shared voting and shared dispositive power over 60,100 shares, (e) Malta Hedge Fund II, L.P. has shared voting and shared dispositive power over 330,800 shares, (f) Malta Offshore, Ltd. has shared voting and shared dispositive power over 103,000 shares, (g) SOAM Capital Partners, L.P. has shared voting and shared dispositive power over 149,000 shares, and (h) Terry Maltese has shared voting and shared dispositive power over 655,900 shares.
3 The information regarding beneficial ownership by Wellington Management Company, LLP (“Wellington”) is as reported in a Schedule 13G filed with the SEC on February 14, 2014. Wellington is an investment advisor in accordance with Rule 240.13d-1(b)(1)(ii)(E). In its capacity as investment advisor, Wellington may be deemed to beneficially own 600,600 shares of the Corporation described in the Schedule 13D that are held by clients of Wellington Management. However, all securities reported are owned by such clients. Those clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such securities. To the knowledge of Wellington, no such client is known to have such right or power with respect to more than five percent of this class of securities. Wellington has shared voting and shared dispositive power over 600,600 shares.
4 The information regarding beneficial ownership by PL Capital Group is as reported in a Schedule 13D/A filed with the SEC on February 22, 2012 by:

•	Financial Edge Fund, L.P. (“Financial Edge Fund”)

•	Financial Edge-Strategic Fund, L.P. (“Financial Edge-Strategic”)

•	PL Capital/Focused Fund, L.P. (“Focused Fund”)

•	PL Capital, LLC, general partner of Financial Edge Fund, Financial Edge-Strategic and Focused Fund and beneficiary of the PL Capital Defined Benefit (“PL Capital”)

•	PL Capital Advisors, LLC, the investment advisor to Financial Edge Fund, Financial Edge-Strategic, Focused Fund and Goodbody/PL Capital, L.P. (“PL Capital Advisors”)

•	Goodbody/PL Capital, L.P. (“Goodbody/PL LP”)

•	Goodbody/PL Capital, LLC, general partner of Goodbody/PL LP (“Goodbody/PL LLC”)

•	John W. Palmer and Richard J. Lashley, as managing members of PL Capital, PL Capital Advisors and Goodbody/PL LLC and beneficiaries of the PL Capital Defined Benefit Pension Plan

QuickLinks -- Click here to rapidly navigate through this document

•	PL Capital Defined Benefit Pension Plan, a pension plan for PL Capital and its managing members Messrs. Palmer and Lashley

•	Mr. John W. Palmer

•	Mr. Richard J. Lashley, as an individual and jointly with his spouse, Beth R. Lashley, and as a holder of certain discretionary authority over an account held by Dr. Robin Lashley, his sister

•	Beth R. Lashley, as an individual

•	Dr. Robin Lashley, as an individual

•	Irving A. Smokler, principal of Albernet OU

•	Albernet OU, an Estonian company
According to the Schedule 13D/A, (a) Financial Edge Fund has shared voting and shared dispositive power over 255,316 shares, (b) Financial Edge-Strategic has shared voting and shared dispositive power over 93,588 shares, (c) Focused Fund has shared voting and shared dispositive power over 169,344 shares, (d) PL Capital has shared voting and shared dispositive power over 533,905 shares, (e) PL Capital Advisors has shared voting and shared dispositive power over 556,095 shares, (f) Goodbody/PL LP has shared voting and shared dispositive power over 37,847 shares, (g) Goodbody/PL LLC has shared voting and shared dispositive power over 37,847 shares, (h) PL Capital Defined Benefit Pension Plan has shared voting and shared dispositive power over 11,657 shares, (i) John W. Palmer has shared voting and shared dispositive power over 571,752 shares and sole voting and sole dispositive power over 2,446 shares, (j) Richard J. Lashley has shared voting and shared dispositive power over 573,752 shares and sole voting and sole dispositive power over 1,500 shares, (k) Beth Lashley has sole voting and sole dispositive power over 1,000 shares, (l) Robin Lashley has shared voting and shared dispositive power over 2,000 shares, (m) Irving A. Smokler has shared voting and shared dispositive power over 4,000 shares; and (n) Albernet OU has shared voting and shared dispositive power over 4,000 shares.
5 The information regarding beneficial ownership by M3 Funds, LLC is as reported in a Schedule 13G filed with the SEC on February 12, 2014. All shares are owned directly by M3 Partners, L.P. ("M3 Partners") whose general partner is M3 Funds, LLC (the "General Partner") and whose investment adviser is M3F, Inc. (the "Investment Adviser"). The General Partner and Investment Adviser could each be deemed to be indirect beneficial owners of the reported shares, and could be deemed to share such beneficial ownership with M3 Partners.
6 The information regarding beneficial ownership by Heartland Advisors, Inc. (“Heartland”), and its President, William J. Nasgovitz, is as reported in a Schedule 13G filed with the SEC on February 6, 2014. Heartland is an investment advisor in accordance with Rule 240.13d-1(b)(1)(ii)(E). In its capacity as investment advisor, Heartland may be deemed to beneficially own 350,000 shares of the Corporation described in the Schedule 13G that are held by clients of Heartland, and William J. Nasgovitz may also be deemed to beneficially own such shares by virtue of his control of Heartland. However, all securities reported are owned by such clients. Those clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such securities. The Heartland Value Fund, a series of the Heartland Group, Inc., owns 350,000 shares or 5.0% of the class of securities of the Corporation. To the knowledge of Heartland, no other accounts own more than 5% of the outstanding stock of the Corporation.
7 Includes (a) 4,580 shares held directly by Mr. Olthoff, (b) 1,667 shares of restricted stock over which Mr. Olthoff has the sole voting power and has the right to receive dividends, but does not have the right to dispose of prior to vesting, and (c) 10,576 shares subject to options and stock appreciation rights granted to Mr. Olthoff under the 2002 Stock Option and Incentive Plan (the "2002 Stock Plan") that are currently exercisable or exercisable within 60 days.
8 Includes (a) 8,985 shares held directly by Mr. Westberg, (b) 1,167 shares of restricted stock over which Mr. Westberg has the sole voting power and has the right to receive dividends, but does not have the right to dispose of prior to vesting, and (c) 11,417 shares subject to options and stock appreciation rights granted to Mr. Westberg under the 2002 Stock Plan that are currently exercisable or exercisable within 60 days.
9 Includes (a) 4,527 shares held directly by Mr. Gadberry and (b) 6,953 shares subject to options and stock appreciation rights granted to Mr. Gadberry under the 2002 Stock Plan that are currently exercisable or exercisable within 60 days.

QuickLinks -- Click here to rapidly navigate through this document

10 Includes (a) 1,353 shares held directly by Mr. Sanchez, (b) 667 shares of restricted stock over which Mr. Sanchez has the sole voting power and has the right to receive dividends, but does not have the right to dispose of prior to vesting and (c) 4,450 shares subject to options and stock appreciation rights granted to Mr. Sanchez under the 2002 Stock Plan that are currently exercisable or exercisable within 60 days.
11 Includes shares owned directly or indirectly by PL Capital or as to which PL Capital serves as an investment adviser. Mr. Palmer is the holder of a 50% equity interest in, and one of two Managing Members of, PL Capital. Mr. Palmer disclaims beneficial ownership of PL Capital's shares except to the extent of his pecuniary interest therein.
12 Includes (a) 738,195 shares held directly by a director or executive officer or held by certain members of the families of the directors and executive officers, or held by trusts of which a director or executive officer is a trustee or substantial beneficiary, which the respective directors and executive officers may be deemed to have sole or shared voting and investment power, (b) 4,668 shares of restricted stock over which the respective executive officers have sole voting power and the right to receive dividends, but do not have the right to dispose of prior to vesting, and (c) 33,396 shares subject to options and stock appreciation rights granted under the 2002 Stock Plan that are currently exercisable or exercisable within 60 days.
As of September 30, 2014, directors and executive officers of the Corporation beneficially owned (including options and SARs currently exercisable or exercisable within 60 days) an aggregate of approximately 776,259 shares of Common Stock representing 11% of our Common Stock issued and outstanding. The Corporation believes that its directors and executive officers currently intend to vote their shares (i) "FOR" the election of John W. Palmer and Thomas L. Van Wyhe as Class III directors; (ii) “FOR” approval of an advisory, non-binding resolution on executive compensation; and (iii) "FOR" the ratification of the appointment of Eide Bailly, LLP as the Corporation's independent registered public accounting firm.
PROPOSAL I—ELECTION OF DIRECTORS
The Corporation's Board of Directors currently consists of six members. The Board of Directors is divided into three classes, with one class of directors elected annually. Directors of the Corporation are generally elected to serve for a three-year term or until their respective successors are elected and qualified.
The Nominating and Corporate Governance Committee has nominated John W. Palmer and Thomas L. Van Wyhe as Class III directors, to serve for a three-year term ending at the 2017 Annual Meeting of Stockholders and until their successors are duly elected and qualified (except in the case of earlier death, resignation or removal).
Each of the Class III director nominees has agreed to be named in this Proxy Statement and to serve as a director of the Corporation if elected. If, prior to the Meeting, the Board of Directors learns that any nominee will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies which would have otherwise been voted for such nominee will be voted for a substitute nominee, if any, selected by the Board.
The continuing directors, the Class I and Class II directors, will serve until the 2015 Annual Meeting of Stockholders and the 2016 Annual Meeting of Stockholders, respectively, and until their successors are duly elected and qualified (except in the case of earlier death, resignation or removal). The accompanying proxy card is intended to be voted for the election of the nominees for director named below, unless authority to vote for one or more nominees is withheld as specified on the proxy card.
              THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THE TWO DIRECTOR NOMINEES IDENTIFIED BELOW.
Information with Respect to Nominees and Continuing Directors
The principal occupation and business experience for the last five years and certain other information with respect to each nominee for election as a director and the other directors of the Corporation as of the record date are set forth below. The information concerning the nominees and the continuing directors has been furnished by them to the Corporation.
Information About Nominees
JOHN W. PALMER, age 54, a Class III director, is the co-founder and a principal of PL Capital, LLC, an investment firm specializing in the banking industry. Prior to co-founding PL Capital in 1996, Mr. Palmer was employed as a certified public accountant by KPMG LLP, an international public accounting firm, from 1983 to 1996,

QuickLinks -- Click here to rapidly navigate through this document and was promoted to the position of Director, KPMG Financial Services - Capital Strategies Group in 1994. Mr. Palmer currently serves on the Board and the Audit Committee of CFS Bancorp, Inc., which is the parent holding company of Citizens Financial Bank. He also serves on the board of BankFinancial Corporation which is the parent holding company of BankFinancial, FSB, a $1.4 billion asset federal savings bank which operates 20 offices throughout adjoining markets in Chicago, Illinois. He is the former Chairman of the Board of Directors of Security Financial Bancorp, Inc., and also previously served as a director of Franklin Bancorp and its wholly owned subsidiary Franklin Bank, NA, where he also served on the audit, compensation, and loan committees of the board and as Chairman of the strategic planning committee. He formerly served on the Board of Directors of Clever Ideas, Inc., a privately-held specialty finance company located in Chicago, Illinois from 1998 to 2006. Mr. Palmer has served as a director of the Corporation since December 2011 and the Bank since January 2012. Mr. Palmer represents the interests of our institutional shareholders, as well as bringing his experience as a director of other banks and financial expertise to his service on our Board.
THOMAS L. VAN WYHE, age 64, a Class III director, is a 2014 retired executive of Trane, an air conditioning, heating and building automation sales and service company. He held various positions of leadership over his 41 year affiliation with Trane’s commercial business. He is the former owner of Jameson Systems Incorporated, a franchise distributor for Trane. He is a former chairman of the boards of directors of the Sioux Falls Area Chamber of Commerce, Sioux Falls Convention and Visitors Bureau, Sioux Falls Sales and Marketing Executives, Sioux Empire Housing Partnership, American Society of Heating, Refrigeration and Air Conditioning Engineers - South Dakota, Sanford Health Foundation and the Sioux Falls Arena/Convention Center/Events Center. He serves on the Good Samaritan Society Foundation Board of Directors and is currently chair of the board of Sioux Empire Junior Achievement. Mr. Van Wyhe has served as a director of both the Corporation and the Bank since 1996. Mr. Van Wyhe brings to the Board a wealth of business leadership experience and local market knowledge.
Information About Continuing Directors
JAMES W. ABBOTT, age 66, a Class II director, is the President of the University of South Dakota, a position he has held since 1997. Mr. Abbott has served as a director of Home Federal Bank since 2007. Prior to becoming president of USD, he practiced law and was involved in the management of various businesses. He represented Yankton County in the South Dakota State Legislature from 1991 to 1993, was the Democratic nominee for Lieutenant Governor of South Dakota in 1994, and was the Democratic nominee for Governor in 2002. Mr. Abbott also served as a member of the South Dakota State Board of Education (2001 to 2003) and the South Dakota Constitutional Revision Committee (2004 to 2005) and as an advisor of the National Trust for Historic Preservation. Currently, he is a member of the Board of Trustees of the Freedom Forum (since January 2013) and the Newseum Institute, Washington, DC (since 2003). Mr. Abbott brings his executive and leadership experience as a prominent member of our community to our Board, as well as his in-depth knowledge of our business from six years of service on the Bank's Board of Directors.
ROBERT L. HANSON, age 68, a Class II director, is the Chief Executive Officer of Harold's Photo Centers, Sioux Falls, South Dakota, a retail photography and equipment company. He has held such position since 1980. He has served as a director of both the Corporation and the Bank since 1992. Mr. Hanson brings to our Board a deep knowledge of the Sioux Falls community from his more than 40 years as a local businessman.
DAVID J. HORAZDOVSKY, age 58, a Class I director, is President and Chief Executive Officer of The Evangelical Lutheran Good Samaritan Society, where he has been employed in various capacities since 1978 and held his present position since 2004. Mr. Horazdovsky currently serves on the boards of directors of a number of other entities. Mr. Horazdovsky has served as a director of the Bank since 2007 and of the Corporation since 2009. Mr. Horazdovsky adds his hands-on financial and leadership experience to our Board.
MICHAEL M. VEKICH, age 66, a Class I director, is the Chief Executive Officer of Vekich Chartered, a Minneapolis-based management advisory firm, which he founded in 1998. He is a business and financial advisor specializing in strategic planning, turnarounds, mergers and acquisitions and board governance. Mr. Vekich served as Executive Chairman of Skyline Exhibits, a trade show exhibit and manufacturing company, from 2005 to July 2010. He was an incorporator and director of Tradition Capital Bank, a privately-held community bank, from 2005-2009, including serving as Audit Committee Chair, and a director of Ciprico, Inc., a publicly-held company which engaged in the creation, design, manufacture, and marketing of storage solutions for digital media assets, from 2003-2007, including serving as Chair of the Audit Committee and Chair of the Governance Committee. In addition, he was appointed Chair of the (MN) Governor's 21st Century Tax Reform Commission (2008-2009), Vice-Chair of the Minnesota Ballpark Authority Commission (2006-2011) and a member of the Rochester (MN) Higher

QuickLinks -- Click here to rapidly navigate through this document

Education Development Committee (2005-2006). He has also served as Chair of the Board of Directors of the Minnesota Partnership for Action Against Tobacco (MPAAT) (2003 to 2007) and Chair of the Board of Trustees of Minnesota State Colleges and Universities (MnSCU) (1996-2002, and re-appointed in 2010). A CPA, Mr. Vekich is Chair of the Minnesota State Board of Accountancy (2005-Present). Mr. Vekich received his B.A. from the University of Minnesota-Duluth. Mr. Vekich has served as a director of the Bank and the Corporation since September 2010, became the Vice-Chair of the Corporation's Board of Directors in November 2010, and was appointed Chairman of the Board of Directors in October 2011. Mr. Vekich brings his financial expertise and experience in corporate governance to our Board, as well as his presence in the Twin Cities business community.
The Corporation owns all of the issued and outstanding shares of capital stock of the Bank and, therefore, the Corporation elects the directors of the Bank. There are no family relationships involving any of the Corporation's executive officers, directors and director nominees.
Meetings of the Board of Directors, Committees of the Board of Directors and Independent Directors
Meetings of the Corporation's Board of Directors.    The Board of Directors held ten meetings during fiscal 2014. During fiscal 2014, all incumbent directors attended at least 75% of the aggregate of all Board meetings and meetings of Board committees on which he served.
Committees of the Board of Directors.    The Board of Directors of the Corporation has a standing Audit Committee, a standing Personnel, Compensation and Benefits Committee (the "Compensation Committee") and a standing Nominating and Corporate Governance Committee.
The Audit Committee assists the Board of Directors in fulfilling its oversight duties and responsibilities. Certain of the Audit Committee's specific duties and responsibilities include: overseeing the integrity of the Corporation's financial statements and the audits of such financial statements, accounting and financial reporting processes, disclosure controls and procedures and internal controls over financial reporting; monitoring the independence, qualifications and performance of the Corporation's independent auditors; and providing an avenue of communication among the Corporation's independent auditors, management, the internal auditing department and the Board of Directors. The Audit Committee also oversees matters of material risk pertaining to its responsibilities and duties.
For fiscal 2014, the members of the Audit Committee were Directors Hanson (Chair), Vekich, and former Director Charles T. Day, from July 1, 2013 through November 21, 2013 and Directors Hanson (Chair), Palmer and Vekich from November 22, 2013 through June 30, 2014, all of whom are independent directors as defined in the NASDAQ Marketplace Rules and in Rule 10A-3(b)(1)(ii) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to the exemption set forth in Rule 10A-3(b)(1)(iv)(B) of the Exchange Act. The Board of Directors has determined that all of the members of the Audit Committee satisfied the other requirements for audit committee membership of the NASDAQ Marketplace Rules and SEC requirements and that Director Palmer is an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K. The Board determined that Mr. Palmer acquired such attributes through his experience in preparing, auditing, analyzing or evaluating financial statements containing accounting issues as generally complex as the Corporation's financial statements. The Audit Committee held four meetings during fiscal 2014. The Audit Committee acts pursuant to its Amended and Restated Charter, a copy of which is available on the Investor Relations page of the Corporation's website at www.homefederal.com.
For fiscal 2014, the members of the Compensation Committee were Directors Horazdovsky (Chair), Palmer and Van Wyhe, all of whom are independent directors as defined in the NASDAQ Marketplace Rules and meet NASDAQ's independence criteria for compensation committee members. The primary purpose of the Compensation Committee is to (a) assist the Board of Directors in carrying out its responsibilities with respect to (i) the Corporation's stock option and incentive plans, and (ii) compensation of the Corporation's executive officers, including the chief executive officer, and directors, (b) review the Compensation Discussion and Analysis to be included in the Corporation's annual report or proxy statement, (c) produce an annual report on executive compensation for inclusion in the Corporation's annual report or proxy statement, and (d) fulfill any other responsibilities set forth in its Amended and Restated Charter and any additional duties that may be assigned to the Compensation Committee by the Board of Directors from time to time. The Compensation Committee also oversees matters of material risk pertaining to its responsibilities and duties. The Compensation Committee may form one or more subcommittees and, where appropriate, may delegate authority to such subcommittee(s). The Compensation Committee held ten meetings during fiscal 2014. The Compensation Committee acts pursuant to its Amended and Restated Charter, a copy of which is available on the Investor Relations page of the Corporation's website at

QuickLinks -- Click here to rapidly navigate through this document

www.homefederal.com. For a discussion of the role of the Corporation's executive officers and independent compensation consultant in determining or recommending the amount or form of executive compensation, and other information about the Compensation Committee, see the "Compensation Discussion and Analysis" section below. The Corporation's executive officers have no role in determining or recommending the amount or form of their own compensation or director compensation.
During fiscal 2014, the members of the Nominating and Corporate Governance Committee were Directors Van Wyhe (Chair), Hanson and former Director Charles T. Day from July 1, 2013 through November 21, 2013 and Directors Van Wyhe (Chair), Abbott and Hanson from November 22, 2013 through June 30, 2014. Each of the directors who served on the Nominating and Corporate Governance Committee during fiscal 2014 is an independent director as defined in the NASDAQ Marketplace Rules. The Nominating and Corporate Governance Committee is responsible for, among other things, creating and maintaining the overall corporate governance policies for the Corporation, nominating persons to serve on the Board of Directors of the Corporation, overseeing performance evaluations for the Board of Directors as a whole and individual directors, and overseeing Board development and succession. This includes, but is not limited to, using agreed upon criteria for identifying, screening, recruiting and presenting director candidates to the Board, nominating directors for committee membership, overseeing the evaluation of the Board and its committees and promoting Board education. The committee also oversees the Corporation's leadership development programs in general and, more particularly, management development, succession and evaluation processes. Finally, the committee engages in oversight of material risks pertinent to the fulfillment of its purpose.
The Nominating and Corporate Governance Committee held three meetings during fiscal 2014. The Nominating and Corporate Governance Committee acts pursuant to its Amended and Restated Charter, a copy of which is available on the Investor Relations page of the Corporation's website at www.homefederal.com.
Independent Directors and Director Nominees.    The Board of Directors has determined that each of the current directors and director nominees is an independent director as defined by the NASDAQ Marketplace Rules. In accordance with NASDAQ rules, the independent directors meet in executive sessions without management directors present, both in conjunction with Board meetings and from time to time.
Leadership Structure and Risk Oversight.    The Board of Directors does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the Board believes it is in the best interests of the Corporation for the Board to have the flexibility to make that determination from time to time based on the position and direction of the Corporation and the membership of the Board.
In October 2011, the Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, elected Mr. Vekich as the independent Chairman of the Board. The Board recognizes that an independent Chair selected by the other independent directors can facilitate the process and controls that support a strong and independent Board and strengthen the cohesiveness and effectiveness of the Board as a whole. Our Board believes that this structure combines experience and accountability with effective oversight. Our Board is currently made up entirely of independent directors, and they elect a Chairman annually from among them. The Board expects to continue to have a non-executive Chairman.
Our Board believes that its leadership structure is appropriate for the administration of its risk oversight function. Our Board has the primary responsibility for overseeing risk management of our company. Our Board regularly meets with our officers to discuss risks that may affect our company, and management provides regular reports highlighting risk assessments and recommendations. Our Board delegates to its key committees its primary responsibility for overseeing risks related to financial matters, compensation and corporate governance. In particular, our Audit Committee focuses on oversight of risks related to financial matters; our Personnel, Compensation and Benefits Committee focuses on risks related to our compensation plans and practices; and our Nominating and Corporate Governance Committee focuses on risks related to corporate governance. The chairpersons of these committees are selected by the full Board based on their experience and expertise, including consideration of their understanding of the risk oversight associated with their respective committee.
In addition, the members of our Board of Directors are also members of the Bank's Board of Directors, and as such are actively involved in the Bank's risk oversight activities and the policy approval function of the Board of Directors of the Bank.

QuickLinks -- Click here to rapidly navigate through this document

Stockholder Communications with the Board of Directors and Director Attendance at Annual Meetings

The Board of Directors has adopted a policy governing communications with the Board of Directors or specified individual directors. Stockholders wishing to communicate with the Board of Directors or any specified individual member of the Board of Directors should send a written communication to the Corporation's Corporate Secretary at the Corporation's principal executive offices: HF Financial Corp., 225 South Main Avenue, Sioux Falls, South Dakota, 57104. Any such written communication must state the number of shares of Common Stock owned by the stockholder.
The Corporate Secretary will forward any such written communication to the recipient, unless the written communication is (i) abusive or inappropriate, (ii) related to an improper or irrelevant topic, or (iii) not related to the responsibilities or duties of the Board, in which case the Corporate Secretary has the authority to discard the communication or to take appropriate legal or other action regarding the communication. All such communications shall be kept confidential to the extent possible.
At each meeting of the Board of Directors, the Corporate Secretary will present a summary of all written communications received since the last Board meeting and will make such written communications available to any director upon request. A copy of our Policy Statement on Stockholder-Director Communications can be found on the Investor Relations page of our website at www.homefederal.com.
The Corporation does not have a formal policy regarding attendance by members of the Board of Directors at the Corporation's annual meeting of stockholders but the Corporation does encourage its directors to attend its annual meeting of stockholders. All of the Corporation's directors attended the 2013 Annual Meeting of Stockholders.
Director Nominations
The Nominating and Corporate Governance Committee of the Board of Directors is responsible for determining what types of backgrounds are needed to help strengthen and balance the Board of Directors and for nominating candidates to fill vacancies accordingly. The Corporation's Certificate of Incorporation sets forth minimum qualifications for directors, providing that no person shall be eligible for election, reelection, appointment or reappointment to the Board of Directors of the Corporation who:

•	beneficially owns less than 100 shares of Common Stock;

•	has not attained at least 25 years of age;

•	has attained 70 years of age or more;

•	has been convicted of any felony;

•	is not eligible for whatever reason to serve on the Board of Directors of a federally chartered thrift institution; or

•	is at such time adjudicated or otherwise legally declared an incapacitated person by reason of mental weakness.
In general, the Nominating and Corporate Governance Committee meets regularly and maintains a file of suitable candidates for consideration as director nominees. When nominating candidates to the Board of Directors, the Nominating and Corporate Governance Committee may consider, among other things, strategic, financial, regulatory and business experience; diversity in all its pertinent and relevant forms; familiarity with and participation in the communities the Corporation serves; integrity, honesty and reputation; dedication to the Corporation and its stockholders; independence; and any other factors that the Nominating and Corporate Governance Committee deems relevant. Each nominee will be evaluated by the Nominating and Corporate Governance Committee in the context of the Board of Directors as a whole, with the objective of recommending a group of nominees that can best perpetuate the success of the Corporation. The Nominating and Corporate Governance Committee may use a variety of means to identify nominees, including, among other things, recommendations from stockholders, current directors and management.
The Nominating and Corporate Governance Committee acts pursuant to its Amended and Restated Charter. This charter formalized the Corporation's policies regarding director candidates recommended by stockholders. It is the general policy of the Nominating and Corporate Governance Committee that it will consider a director candidate, if qualified to serve on the Board, who is recommended by a stockholder. The Nominating and

QuickLinks -- Click here to rapidly navigate through this document

Corporate Governance Committee has established the following procedures for stockholders to submit such recommendations and only those director candidates recommended in accordance with such procedures will be considered by the Nominating and Corporate Governance Committee:

•
if a stockholder would like to recommend a director candidate for the next annual meeting, the stockholder must deliver such recommendation to the Corporation's Corporate Secretary at the Corporation's principal offices no later than the close of business on the 90th calendar day, nor earlier than the close of business on the 120th calendar day before the date that the Corporation's proxy statement was released to stockholders in connection with the previous year's annual meeting, advanced by one year;

•	recommendations for candidates must include the information specified by the Corporation's bylaws, which includes:
(i)     information regarding the candidate, including answers to a written questionnaire regarding his or her background and qualifications, and any information that is required to be disclosed in solicitations of proxies for election of directors pursuant to Schedule 14A under the Exchange Act,
(ii) the written consent of the person being recommended to being named in the proxy statement as a nominee and to serving as a director if elected;
(iii) a description of compensation paid by and other relationships with the nominating stockholder during the past three years;
(iv) a written representation and agreement that he or she is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such candidate, if elected as a director of the Corporation, will act or vote on any issue or question (a ‘‘Voting Commitment’’) that has not been disclosed to the Corporation in writing, or any Voting Commitment that could limit or interfere with his or her ability to comply, if elected as a director of the Corporation, with his or her fiduciary duties under applicable law; that he or she is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed in such written representation, will comply with any stock ownership guidelines that may be in effect for directors from time to time, and in his or her individual capacity and on behalf of any person or entity on whose behalf the director nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock trading policies and guidelines of the Corporation; and
(v) certain information regarding the stockholder making the recommendation, including the stockholder’s name and address, the number and class of shares of the Corporation’s capital stock owned, either directly or indirectly, by the stockholder, a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear (or will direct a qualified representative of the stockholder to appear) in person or by proxy at the meeting to propose such director nomination, and a representation whether the stockholder and the beneficial owner, if any, intends or is part of a group that intends to either deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee, or otherwise to solicit proxies from stockholders in support of such nomination;

QuickLinks -- Click here to rapidly navigate through this document

•
the Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation, to determine whether such nominee qualifies as an ‘‘independent director’’ or ‘‘audit committee financial expert’’ under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Corporation, and that could be material to a reasonable stockholder’s understanding of the independence and qualifications, or lack thereof, of such nominee; and

•
if a stockholder's recommendation is received on or before the date set forth above and is accompanied by the information set forth above, the Nominating and Corporate Governance Committee will evaluate such candidate, along with the other candidates being evaluated by the committee, in accordance with these policies, the Amended and Restated Charter of the Nominating and Corporate Governance Committee and any other policies and procedures established by the Nominating and Corporate Governance Committee or the Board of Directors.

It is the policy of the Nominating and Corporate Governance Committee to use the same standards to evaluate nominees independent of whether they are proposed by members of the Board of Directors, management of the Corporation or stockholders.

COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation Overview
The Corporation has no full time employees, relying upon employees of the Bank for the limited services required by the Corporation. All compensation paid to officers and employees is paid by the Bank. This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices with respect to (i) the Corporation’s President and Chief Executive Officer, (ii) the Corporation’s Senior Vice President, Chief Financial Officer and Treasurer, (iii) the Bank’s Senior Vice President/Chief Credit Officer, (iv) the Bank's Senior Vice President/Wealth Management and (v) the Bank's Senior Vice President/Human Resources, who are collectively referred to as our “Named Executive Officers.”
The Personnel, Compensation and Benefits Committee (the “Compensation Committee”) is responsible for our executive compensation program. The Compensation Committee has adopted and regularly reviews and updates, as appropriate, a Compensation Philosophy Statement. The Compensation Philosophy Statement provides a foundation for the Compensation Committee when making executive compensation decisions, and is used as a vehicle to communicate the Corporation’s executive compensation objectives, programs, practices and rationale for the Corporation’s compensation program. The Compensation Philosophy Statement provides that:

•
Base Salary: Base salaries for Named Executive Officers should be competitive to the market median, meaning the 50th percentile of our Peer Group (as defined below). Based upon individual circumstances, actual base salary may be higher or lower than the market median.

•
Total Cash Compensation: Total cash compensation (base salary plus annual cash incentive awards) should be (i) targeted up to the 75th percentile for our Peer Group when the Corporation’s financial performance is consistent with the 75th percentile of our Peer Group’s financial performance, and (ii) targeted above the 75th percentile when the Corporation’s financial performance is above the 75th percentile of our Peer Group’s financial performance.

•
Long-Term Incentive Awards: Long-term incentive awards should align our executive's interests with stockholders. The Bank may grant long-term incentives that vest based upon performance or the Bank may grant long-term incentives after performance has been achieved with additional vesting based upon the passage of time.

•
Total Direct Compensation: Direct compensation opportunities (which include cash compensation and long-term incentive awards) should be (i) targeted up to the 75th percentile for our Peer Group when the Corporation’s financial performance is consistent with the 75th percentile of our Peer Group’s financial performance, and (ii) targeted above the 75th percentile when the Corporation’s financial performance is above the 75th percentile of our Peer Group’s financial performance.

QuickLinks -- Click here to rapidly navigate through this document

As pay and performance levels of our peers are not known at the time executive compensation decisions are made, actual executive compensation of the Named Executive Officers may be greater than or less than target compensation levels. It is the Compensation Committee’s intent to address variances between performance and compensation with future compensation decisions. Additionally, in order for the Compensation Committee to be responsive to our specific performance and the dynamics of the banking industry, from time to time, the above philosophies may be changed or not strictly followed.
Our executive compensation program is designed to accomplish the following objectives:

•	Foster a pay-for-performance culture that is based on our financial performance;

•	Motivate executives to assume increased responsibility and reward them for their achievement;

•	Provide compensation opportunities that are comparable to our Peer Group, allowing us to compete for, and retain, top quality, dedicated executives who are critical to our long-term success; and

•	Align executives’ interests with our stockholders through equity award opportunities.
Our executive compensation program consists of elements that are generally constant (fixed pay) and that vary based on corporate performance (variable pay). Accordingly, as our financial performance increases, so does executive compensation. Conversely, if financial performance decreases, executive compensation should also decrease. In 2014, the variable pay component of each Named Executive Officers' total compensation was 13% to 19%, which is consistent with our pay-for-performance objective.
Role of the Personnel, Compensation and Benefits Committee in Setting Executive Compensation
The Compensation Committee reviews and approves all compensation decisions for the Named Executive Officers, including their annual salaries, incentive awards and any other benefits and perquisites. The Compensation Committee aims to structure executive compensation in a manner that achieves the compensation objectives described above. In approving executive compensation, the Compensation Committee reviews and considers, among other things:

•	Our President and Chief Executive Officer’s recommendations on executive compensation, except for his own compensation;

•	Our financial and operating performance, such as our growth in net income, net charge-offs, non-performing assets and return on equity;

•	Competitive pay information of our Peer Group;

•	Historical compensation information of each Named Executive Officer;

•	Internal compensation equity among executives; and

•	Recommendations and findings of our independent compensation consultants.
Role of Management in Setting Executive Compensation
Our President and Chief Executive Officer, Stephen M. Bianchi, regularly attends Compensation Committee meetings, but not executive sessions. In 2014, Mr. Bianchi advised the Compensation Committee regarding, among other things, (i) his opinion of the general competitiveness of our executive compensation program, (ii) information on our business strategies and risks, financial results and other measures of operational performance as they relate to executive compensation, and (iii) his recommendations regarding the Named Executive Officers’ annual salaries, incentive awards and other benefits and perquisites, other than himself. Mr. Bianchi did not make any recommendations to the Compensation Committee regarding the form or amount of his compensation in 2014.

QuickLinks -- Click here to rapidly navigate through this document

Mr. Olthoff, our Senior Vice President, Chief Financial Officer and Treasurer, together with other members of management, also occasionally attend Compensation Committee meetings, but not executive sessions, for informational purposes upon the request of the Compensation Committee.
Engagement and Role of the Independent Compensation Consultant
In connection with the expiration of its engagement of its previous compensation consultant in early 2012, the Compensation Committee reviewed its needs and potential efficiencies and cost savings, conducted a search process, and determined to engage McLagan, an AON Hewitt Company ("McLagan") as its compensation consultant in April 2012. In accordance with NASDAQ rules, the Compensation Committee assessed McLagan's independence during fiscal 2014.
Since its engagement as the Committee’s consultant, McLagan has advised the Compensation Committee on matters including the design of the Corporation’s Short-Term and Long-Term Plans, especially in light of the expiration of the 2002 Stock Option and Incentive Plan in September 2012, and provided competitive market data for the Corporation’s executive officers, including peer group base salary, annual incentives and long-term incentives.
Benchmarking of Executive Compensation
In June 2013, the Compensation Committee reviewed a benchmark analysis by McLagan comparing our executive compensation against a group of peer companies (“Peer Group”). Geographic location, asset size, performance, and loan portfolio were considered in selecting the Peer Group. The Peer Group consisted of:

• Ames National Corporation	• Bank of Kentucky Financial Corp.
• Baylake Corp.	• Community Bank Shares of Indiana
• Farmers & Merchants Bancorp, Inc.	• Farmers National Banc Corp.
• First Business Financial Services, Inc.	• First Citizens Banc Corp.
• First Mid-Illinois Bancshares, Inc.	• Firstbank Corporation
• HopFed Bancorp Inc.	• Horizon Bancorp.
• Isabella Bank Corporation	• LCNB Corp.
• LNB Bancorp Inc.	• MidWestOne Financial Group, Inc.
• Pulaski Financial Corp.	• United Bancorp Inc.
The Compensation Committee elected not to use the peer group utilized in the Corporation’s performance graph, appearing under Item 5 of its Form 10-K, for purposes of benchmarking executive compensation, because the Compensation Committee believed the above companies better reflect the competition we face for executive talent.
Elements of Executive Compensation
Our executive compensation program is comprised of the following elements:

•	Base salary;

•	Annual short-term incentive award;

•	Annual long-term incentive award;

•	Severance arrangements;

•	Retirement benefits; and

•	Employee welfare benefits and other perquisites.
The Compensation Committee annually reviews each element of compensation for each Named Executive Officer, and then considers it collectively with the other elements of compensation to ensure each Named Executive Officer’s total compensation is consistent with our Compensation Philosophy Statement and objectives.

QuickLinks -- Click here to rapidly navigate through this document

Messrs. Bianchi, Olthoff, Westberg and Gadberry have each entered into an employment agreement and change-in-control agreement with the Bank as further described below.
Base Salary Our Named Executive Officers receive a base level of income for the individual expertise, skills, knowledge and experience they offer to our management team. For fiscal year 2014, the Named Executive Officer’s base salaries were adjusted, as follows:

Position at July 1, 2013	Base Salary as of June 30, 2013	Base Salary as of July 1, 2013	Percentage Increase in Base Salary
Stephen M. Bianchi President and Chief Executive Officer	$350,000	$350,000	0%
Brent R. Olthoff Senior Vice President/Chief Financial Officer and Treasurer of the Corporation	$171,000	$205,000	19.88%
Michael Westberg Senior Vice President/Chief Credit Officer of the Bank	$163,000	$185,000	13.50%
Jon M. Gadberry Senior Vice President/Wealth Management of the Bank	$152,600	$157,200	3.01%
Kevin G. Sanchez Senior Vice President/Human Resources of the Bank	$106,600	$109,800	3.00%
Annual Cash Incentive Awards Annual cash incentive awards are made pursuant to the Bank’s Short-Term Incentive Plan (“Short-Term Plan”). The purpose of the Short-Term Plan is to motivate, reward and retain key executives, including the Named Executive Officers, by providing them competitive compensation opportunities based upon the Corporation’s achievement of pre-established financial goals. Under the Short-Term Plan, the Compensation Committee establishes at the beginning of each fiscal year financial goals pursuant to which cash incentive awards are to be made, together with the payout ranges for each Named Executive Officer based upon the Corporation’s achievement of such financial goals. Generally, awards under the Short-Term Plan are paid promptly following the Audit Committee’s acceptance of the Corporation’s audited financial statements for the applicable fiscal year.
For 2014, awards were based on a combination of measures of performance, weighted as noted. Awards were based 33.3% upon the achievement of individual goals and 66.6% upon the achievement of certain corporate metrics as follows: (i) net income of the Bank (weighted 70%); (ii) net charge-offs (weighted 10%); (iii) non-performing assets (weighted 10%); and loan growth (weighted 10%).
Payout ranges were stated as a percentage of the Named Executive Officer’s respective base salary. No cash incentive awards were to be paid unless the Bank achieved a threshold level of performance, which for fiscal 2014 included: (i) net income for the Bank of $7,940,000; (ii) achieving net charge-offs of 13 basis points; (iii) non-performing assets equal to 1.53% of total assets; and (iv) loan growth of $59,700,000. The Compensation Committee has discretion to adjust any of the approved metrics to (i) exclude from the calculation thereof any single, nonrecurring event that resulted in up to either a 10% increase or decrease in performance on the incentive calculation, and (ii) adjust the calculation thereof as the result of significant or material events. For fiscal 2014, the Compensation Committee did not exercise such discretion.
For fiscal 2014 and with respect to achievement of individual performance goals, weighted at 33.3%:

•	Mr. Bianchi could have earned an award of up to 60% of his base salary;

•	Mr. Olthoff could have earned an award of up to 45% of his base salary; and

•	Messrs. Westberg, Gadberry and Sanchez could have earned an award of up to 33.75% of their respective base salaries.
For fiscal 2014 and with respect to achievement of corporate metrics, weighted at 66.6%, Mr. Bianchi could have earned an award of:

QuickLinks -- Click here to rapidly navigate through this document

•
20% of his respective base salary, if the Bank’s Net Income were equal to or greater than $7,940,000; the Bank's net charge-offs were equal to or better than 13 basis points; non-performing assets were equal to or better than 1.53% of total assets; and loan growth was equal to or better than $59,700,000;

•
40% of his respective base salary, if the Bank’s Net Income were equal to or greater than $8,772,000; the Bank's net charge-offs were equal to or better than 12 basis points; non-performing assets were equal to or better than 1.37% of total assets; and loan growth was equal to or better than $73,000,000; or

•
60% of his respective base salary, if the Bank’s Net Income were equal to or greater than $9,604,000; the Bank's net charge-offs were equal to or better than 11 basis points; non-performing assets were equal to or better than 1.23% of total assets; and loan growth was equal to or better than $87,000,000.

For fiscal 2014 and with respect to achievement of corporate metrics, weighted at 66.6%, Mr. Olthoff could have earned an award of:

•
15% of his respective base salary, if the Bank’s Net Income were equal to or greater than $7,940,000; the Bank's net charge-offs were equal to or better than 13 basis points; non-performing assets were equal to or better than 1.53% of total assets; and loan growth was equal to or better than $59,700,000;

•
30% of his respective base salary, if the Bank’s Net Income were equal to or greater than $8,772,000; the Bank's net charge-offs were equal to or better than 12 basis points; non-performing assets were equal to or better than 1.37% of total assets; and loan growth was equal to or better than $73,000,000; or

•
45% of his respective base salary, if the Bank’s Net Income were equal to or greater than $9,604,000; the Bank's net charge-offs were equal to or better than 11 basis points; non-performing assets were equal to or better than 1.23% of total assets; and loan growth was equal to or better than $87,000,000.

For fiscal 2014 and with respect to achievement of corporate metrics, weighted at 66.6%, each of Messrs. Westberg, Gadberry and Sanchez could have earned an award of:

•
11.25% of his respective base salary, if the Bank’s Net Income were equal to or greater than $7,940,000; the Bank's net charge-offs were equal to or better than 13 basis points; non-performing assets were equal to or better than 1.53% of total assets; and loan growth was equal to or better than $59,700,000;

•
22.50% of his respective base salary, if the Bank’s Net Income were equal to or greater than $8,772,000; the Bank's net charge-offs were equal to or better than 12 basis points; non-performing assets were equal to or better than 1.37% of total assets; and loan growth was equal to or better than $73,000,000; or

•
33.75% of his respective base salary, if the Bank’s Net Income were equal to or greater than $9,604,000; the Bank's net charge-offs were equal to or better than 11 basis points; non-performing assets were equal to or better than 1.23% of total assets; and loan growth was equal to or better than $87,000,000.

Under the Short-Term Plan, cash incentive awards are interpolated to the extent that actual results fall between designated target levels.
During fiscal 2014, the Corporation and the Bank continued to be focused on net income, asset quality and loan growth. The Compensation Committee used these metrics to measure performance and payouts under the Short-Term Plan because they bear a direct relationship to our business plan and are a direct measurement of our underlying profitability. The Compensation Committee believes that paying annual cash incentive awards based upon these metrics aligns our executives’ interests with our stockholders, as well as fostering a pay-for-performance culture.

QuickLinks -- Click here to rapidly navigate through this document

In determining the financial goals and payout ranges under the Short-Term Plan, the Compensation Committee considered (i) standards of our Peer Group, and (ii) the capacity to reward favorable performance, when and if achieved. McLagan advised the Corporation that net income, loan growth and the credit quality measures of net charge-offs and non-performing assets were aligned with the marketplace expectations. Additionally, Messrs. Bianchi and Olthoff were eligible to earn a greater cash incentive award than the other Named Executive Officers as a result of their greater roles and responsibilities within the Corporation and the Bank.
For fiscal 2014, the Bank’s Net Income was $8,348,814; charge-offs were 0.11%, non-performing assets were 1.37%, and loan growth was $58,008,000. Combined with the achievement of individual goals, Messrs. Bianchi, Olthoff, Westberg, Gadberry and Sanchez were entitled to a cash incentive award under the Short-Term Plan equal to 28%, 23%, 20%, 19% and 18%, respectively, of their respective base salary. See the “Summary Compensation Table” set forth below for actual cash incentive awards paid to the Named Executive Officers in 2014 under the Short-Term Plan.
Annual Long-Term Incentive Awards Annual long-term incentive awards are made pursuant to the Bank’s Long-Term Plan (“Long-Term Plan”). The purpose of the Long-Term Plan is to reward key employees, including the Named Executive Officers, for the attainment of long-term goals of the Corporation. Generally, awards are payable in the form of cash-settled phantom stock and are awarded promptly following the Audit Committee’s acceptance of the Corporation’s audited financial statements for the applicable fiscal year.
At the beginning of each fiscal year, the Compensation Committee establishes the financial goals pursuant to which incentive awards are made under the Long-Term Plan, together with the payout ranges for each Named Executive Officer upon the Corporation’s achievement of such financial goals and the vesting schedule.
For fiscal 2014, payment of long-term incentive awards was based upon the Corporation’s return on equity (“ROE”) and the payout ranges were stated as a percentage of each Named Executive Officer’s respective base salary. No long-term incentive awards would be paid unless the Corporation achieved a threshold level of performance, which in 2014 was achieving an ROE equal to or greater than the 30th percentile of the Peer Group. In calculating ROE, the Compensation Committee had discretion to (i) exclude from the calculation thereof any single, non recurring event that results in up to either a 10% increase or decrease in performance on the incentive calculation, and (ii) adjust the calculation thereof as the result of significant or material events. During 2014, the Compensation Committee did not exercise such discretion.
For fiscal 2014, the Compensation Committee determined that incentive awards under the Long-Term Plan would be paid in the form of cash-settled phantom stock because the Corporation's 2002 Stock Option and Incentive Plan expired in September 2012. Though paid in phantom stock, the long-term awards would vest based upon achieving ROE relative to the Peer Group calculated on a trailing basis over the subsequent three years. Under the Long-Term Plan, if an executive's employment terminates before a vesting date, he or she forfeits all unvested amounts. This vesting schedule was strategically chosen to be competitive and enhance our retention efforts.
For fiscal 2014, the Compensation Committee established the following payout ranges based upon the Corporation achieving ROE equal to or greater than performance of Peer Group;
Mr. Bianchi could have earned an award of:

•	20% of his respective base salary, if ROE was equal to or greater than the 30th percentile of the Peer Group;

•	40% of his respective base salary, if ROE was equal to or greater than the 50th percentile of the Peer Group; or

•	60% of his respective base salary, if ROE was equal to or greater than the 70th percentile of the Peer Group.
Mr. Olthoff could have earned an award of:

•	15% of his respective base salary, if ROE was equal to or greater than the 30th percentile of the Peer Group;

QuickLinks -- Click here to rapidly navigate through this document

•	30% of his respective base salary, if ROE was equal to or greater than the 50th percentile of the Peer Group; or

•	45% of his respective base salary, if ROE was equal to or greater than the 70th percentile of the Peer Group.
Each of Messrs. Westberg, Gadberry and Sanchez could have earned an award of:

•	11.25% of his respective base salary, if ROE was equal to or greater than the 30th percentile of the Peer Group;

•	22.5% of his respective base salary,if ROE was equal to or greater than the 50th percentile of the Peer Group; or

•	33.75% of his respective base salary, if ROE was equal to or greater than the 70th percentile of the Peer Group.
Under the Long-Term Plan, incentive awards are interpolated to the extent that actual ROE falls between designated target levels.
During 2014, the Corporation continued to be focused on ROE. The Compensation Committee used ROE because it bears a direct relationship to our business plan and is a direct measurement of our underlying profitability. Paying long-term incentive awards based upon ROE is meant to align our executives’ interests with our stockholders, as well as foster a pay-for-performance culture.
In setting the above payout ranges and the ROE performance levels, the Compensation Committee considered (i) standards of our Peer Group, and (ii) the capacity to reward favorable performance, when and if achieved. McLagan advised the Corporation that the ROE performance levels were aligned with the marketplace. Additionally, Messrs. Bianchi and Olthoff were eligible to earn a greater long-term incentive award than the other Named Executive Officers as a result of their greater roles and responsibilities within the Corporation and the Bank.
For 2014, the Corporation’s ROE was 6.74%, which did not meet the performance threshold stated in the Long-Term Plan. Accordingly, no long-term incentives were accrued for the Named Executive Officers for fiscal 2014.
Compensation Clawback Both the Short-Term Plan and the Long-Term Plan include a “clawback” feature under which, if the Compensation Committee determines, in its sole discretion, that a participant received a payment based on materially inaccurate financial statements, reviews, gains, or any other materially inaccurate criteria used in determining the incentive calculation, then the Compensation Committee shall determine the overpayment amount and demand repayment from the plan participant.
Severance Arrangements Each of the Named Executive Officers has previously entered into an employment agreement and change-in-control agreement with the Bank, other than Mr. Sanchez. See “Employment Agreements” and “Potential Payments Upon Termination or a Change-in-Control” for a detailed discussion of the terms and conditions of these agreements.
Retirement Benefits The Bank provides, or in the case of the ESOP provided, retirement benefits to all of its employees, including the Named Executive Officers, through the following plans:

•	HF Financial Corp. Pension Plan, a defined benefit pension plan;

•	HF Financial Corp. Employee Stock Ownership Plan; and

•	HF Financial Corp. 401(k) Plan.
In addition to the above, during 2014, Mr. Bianchi received a contribution under the HF Financial Corp. Excess Pension Plan, an unfunded non-qualified excess pension plan (the “Excess Pension Plan”). As of June 30,

QuickLinks -- Click here to rapidly navigate through this document

2008, we are no longer granting shares of our Common Stock to any Bank employees under the ESOP, and as of June 30, 2014, the ESOP was terminated.
The above plans are designed in combination to provide an appropriate level of replacement income upon retirement. Further discussion of these plans is set forth below.
Employee Welfare Benefits and Other Perquisites The Named Executive Officers are eligible to participate in the Bank’s flexible benefits plans, which are generally available to all Bank employees. Under these plans, all employees are entitled to medical, dental, life insurance and long-term disability coverage. Additionally, all of the Bank employees are entitled to vacation, sick leave and other paid holidays. The Compensation Committee believes that the Corporation’s commitment to provide the employee benefits summarized above recognizes that the health and well-being of our employees contribute directly to a productive and successful work life that enhances results for the Corporation and its stockholders.
In addition to the employee welfare benefits discussed above, the Named Executive Officers generally receive the following perquisites:

•	401(k) matching contributions

•	Country club dues

•	Travel reimbursement for spouses to attend certain events
The Compensation Committee believes these perquisites help attract and retain the Named Executive Officers by offering compensation opportunities that are competitive with our Peer Group. The Compensation Committee believes these benefits and perquisites provide a more tangible incentive than an equivalent amount of cash compensation. In determining total compensation payable to the Named Executive Officers in 2014, the Compensation Committee considered these benefits and perquisites. However, as these benefits and perquisites represent a relatively insignificant portion of the Named Executive Officers’ total compensation, they did not materially influence the Compensation Committee’s decision in setting such executive’s total compensation.
See the “Summary Compensation Table” set forth below for a description of the benefits and perquisites received by the Named Executive Officers in 2014.
2015 Executive Compensation
The Compensation Committee made certain adjustments to executive compensation for fiscal 2015 after consultation with McLagan, based upon its review of compensation for the Peer Group, and understanding current and emerging best practices for the banking industry.
For fiscal 2015, the Compensation Committee increased the base salaries of the Named Executive Officers, as follows:

	Base Salary as of June 30, 2014	Base Salary as of July 1, 2014	Percentage Increase in Base Salary
Stephen M. Bianchi	$350,000	$360,000	2.86%
Brent R. Olthoff	$205,000	$210,000	2.44%
Michael Westberg	$185,000	$193,000	4.32%
Jon M. Gadberry	$157,200	$162,000	3.01%
Kevin G. Sanchez	$109,800	$113,000	2.91%

On September 25, 2014, the Compensation Committee approved executive incentive compensation arrangements, including performance objectives and corresponding target incentive awards thereunder, for fiscal 2015 for the Named Executive Officers and certain other officers.
Short-Term Incentive Plan For fiscal 2015, the Compensation Committee approved the grant of short-term incentive awards tied to the performance of the Corporation and the Bank under the Short-Term Plan. Awards under the Short-Term Plan will be based on a combination of measures of performance, weighted as noted below. Each of

QuickLinks -- Click here to rapidly navigate through this document the Named Executive Officers is eligible for incentive awards under the Short-Term Plan. Such awards will be based 25% upon the achievement of individual goals and 75% upon the achievement of certain corporate metrics as follows: (i) net income of the Bank (weighted 70%); (ii) net charge-offs (weighted 10%); (iii) non-performing assets (weighted 10%); and loan growth (weighted 10%).
Under the incentive award levels approved by the Committee, the Named Executive Officers can earn aggregated short-term incentive payouts up to 60% of current base salary for the Chief Executive Officer, up to 45% for the Chief Financial Officer, and up to 33.75% for the other Named Executive Officers. All fiscal 2015 incentive awards under the Short-Term Plan will be paid in cash following acceptance of the Corporation's audited financial statements for fiscal year 2015 by the Audit Committee.
Long-Term Incentive Plan The Committee also approved the grant of long-term incentive awards designed to reward key managers for the attainment of longer-term goals of the Bank. The fiscal 2015 Long-Term Plan awards will be made in cash-settled phantom stock, and potential payments will depend on the Corporation achieving certain target levels of return on equity (ROE) relative to its Peer Group at the third anniversary of the date of grant. In particular, no payouts will be made unless, at the end of the three-year period, the Corporation's ROE is at least at the 35th percentile of its Peer Group and is also greater than 3%. In addition, all awards under the Long-Term Plan would vest upon a change in control, as defined therein. The Corporation will enter into a phantom stock award agreement with each of the Named Executive Officers under the Long-Term Plan.
Under the incentive award levels approved by the Committee, the Corporation's Named Executive Officers can earn long-term incentive payouts up to 60% of current base salary for the Chief Executive Officer, up to 45% for the Chief Financial Officer, and up to 33.75% for the other Named Executive Officers, with target payouts set at 40%, 30%, and 22.5% of base salary, respectively.
The Committee believes this structure will tie executive incentive compensation directly to the achievement of corporate goals over the long term interests of the Corporation's stockholders.
Both the Short-Term Plan and the Long-Term Plan include a “clawback” feature under which, if the Committee determines, in its sole discretion, that a participant received a payment based on materially inaccurate financial statements, reviews, gains, or any other materially inaccurate criteria used in determining the incentive calculation, then the Committee shall determine the overpayment amount and demand repayment from the plan participant. In addition, both plans provide that any change in the approved metrics caused by a single, non-recurring event that results in a 10% change in such metric will be reviewed by the Committee and may be excluded from the calculation at the Committee's discretion, and the Committee may also further adjust the approved metrics as the result of significant or material events in its discretion.
Risks Arising from Compensation Policies and Practices
During fiscal 2012, a risk assessment of the Corporation’s compensation plans and practices was conducted, with assistance from McLagan. The assessment concluded that our compensation plans and practices do not create risks that are reasonably likely to have a material adverse effect on the Corporation. The Compensation Committee has reviewed and concurred with the conclusion. The risk assessment process included, among other things, a review of (i) all key incentive compensation plans to ensure they are aligned with our pay-for-performance philosophy and include performance metrics that meet and support our corporate goals, and (ii) the overall compensation mix to ensure an appropriate balance between fixed and variable pay components and between short-term and long-term incentives. The objective of this process was to identify any compensation plans and practices that may encourage employees to take unnecessary risk that could threaten the Corporation. No such plans or practices were identified. Because no substantive changes were implemented to the Corporation's compensation plans and practices during fiscal 2014, the Compensation Committee relied upon the prior risk assessment in determining that our compensation policies and practices were not reasonably likely to have a material effect on the Corporation.
Tax Considerations
Generally, section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation the Corporation may deduct for federal income tax purposes in any one year with respect to the Corporation’s covered employees. However, compensation that is “performance‑based,” which is compensation that is paid pursuant to pre-established objective performance goals that are based on criteria approved by the

QuickLinks -- Click here to rapidly navigate through this document stockholders and is determined and administered by the Compensation Committee according to related regulations, is excluded from this $1,000,000 limitation and is deductible by the Corporation.
Equity Grant Practices
The Compensation Committee has approved, or recommended to the Board of Directors for approval, all grants of equity compensation to the Named Executive Officers. The Corporation does not have a formal policy on timing of equity grants in connection with the release of material non-public information. In the event that material non-public information becomes known to the Compensation Committee prior to granting equity awards, the Compensation Committee will take the existence of such information under advisement and make an assessment in its business judgment whether to delay the grant of the equity award in order to avoid the appearance of any impropriety.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014, and its proxy statement for the 2014 Annual Meeting of Shareholders.
HF Financial Corp. Personnel, Compensation and Benefits Committee
David J. Horazdovsky (Chairperson)
John W. Palmer
Thomas L. Van Wyhe

EXECUTIVE COMPENSATION
The following table summarizes total compensation paid or earned by our Named Executive Officers who served in such capacities during our fiscal years 2014, 2013 and 2012.
The base salaries of our Named Executive Officers for 2014 accounted for approximately 66%, 71%, 73%, 74% and 74%, of the total compensation of Messrs. Bianchi, Olthoff, Westberg Gadberry and Sanchez.

QuickLinks -- Click here to rapidly navigate through this document

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)[3]	Stock Awards ($)[4]	Option/ SAR Awards ($)[4]	Non-Equity Incentive Plan Compensation ($)[5]	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)[6]	All Other Compen-sation ($)[7]	Total ($)
Stephen M. Bianchi,[1] President and Chief Executive Officer of the Corporation	2014	350,000	0	0	0	99,211[10]	29,006	49,654	527,871
	2013	350,000	0	45,551[8]	0	239,621[11]	29,989	50,577	715,738
	2012	348,750[2]	50,000	0	0	0	17,766	23,283	439,800
Brent R. Olthoff, Senior Vice President, Chief Financial Officer and Treasurer of the Corporation	2014	205,000	0	0	0	47,559[10]	18,716	18,755	290,030
	2013	171,000	0	0	0	114,462[12]	13,608	16,714	315,784
	2012	156,000	15,600	61,250[9]	0	0	11,491	13,366	257,707
Michael Westberg, Senior Vice President/Chief Credit Officer of the Bank	2014	185,000	0	0	0	36,825[10]	17,759	13,652	253,236
	2013	163,000	0	0	0	61,373[13]	14,720	11,251	250,344
	2012	150,000	15,000	42,875[9]	0	0	13,777	10,534	232,186
Jon M. Gadberry, Senior Vice President/Wealth Management of the Bank	2014	157,200	0	0	0	29,511[10]	12,972	13,667	213,350
	2013	152,600	0	0	0	57,457[14]	10,601	12,269	232,927
	2012	148,500	0	0	0	0	10,918	9,790	169,208
Kevin G. Sanchez, Senior Vice President/Human Resources of the Bank	2014	109,800	0	0	0	19,406[10]	9,741	8,881	147,828
	2013	106,600	0	0	0	19,741[15]	8,705	7,831	142,877
	2012	102,500	0	24,500[9]	0	0	9,290	7,989	144,279

1 Mr. Bianchi was appointed Interim President and Chief Executive Office on October 14, 2011 and was named President and Chief Executive Officer on July 26, 2012.
2 Includes base salary of $258,750 plus an additional $10,000 per month paid during Mr. Bianchi's service as Interim President and Chief Executive Officer pursuant to a Letter Agreement between Mr. Bianchi and the Corporation (the "Letter Agreement").
3 Reflects (i) the cash incentive award for Mr. Bianchi under the Letter Agreement which was earned in fiscal year 2012, but not paid until fiscal year 2013; and (ii) a merit award based on performance in fiscal year 2012 that was paid in cash in fiscal year 2013 for Messrs. Olthoff and Westberg.
4 Reflects the compensation expense recognized for restricted stock, stock options and stock appreciation rights granted in 2012 and 2013, as applicable, by the Corporation for financial statement reporting purposes during 2014, 2013 and 2012 in accordance with FASB ASC Topic 718 (formerly FAS 123R), except no assumptions for forfeitures were included. For additional information, refer to Note 17 of “Notes to Consolidated Financial Statements” in the Corporation’s Form 10-K for the year ended June 30, 2014 (the “Form 10-K”). See the “Grants of Plan-Based Awards in fiscal 2014” table for information on awards made in 2014.
5 Reflects the cash incentive awards made (i) under the Short-Term Plan for 2014 and (ii)  under the Short-Term Plan and Long-Term Plan for 2013.

QuickLinks -- Click here to rapidly navigate through this document

6 Reflects the net increase in the actuarial present value of the Named Executive Officers’ accumulated benefits under the Corporation’s Pension Plan and Excess Pension Plan, as applicable. The amounts are set forth immediately below:

		Increase in Actuarial Present Value of Pension Benefits
Name		Pension Plan ($)	Excess Pension Plan ($)
Stephen M. Bianchi	2014	16,759	12,247
	2013	15,936	14,054
	2012	15,384	2,383
Brent R. Olthoff	2014	17,536	1,180
	2013	12,986	623
	2012	11,919	(428)
Michael Westberg	2014	17,173	586
	2013	14,377	343
	2012	14,214	(437)
Jon M. Gadberry	2014	12,972	0
	2013	10,601	0
	2012	10,918	0
Kevin G. Sanchez	2014	9,741	0
	2013	8,705	0
	2012	9,289	0
7 Set forth below is a detail summary of the amounts included under the “All Other Compensation” column for 2014:

All Other Compensation for 2014A
Name	401k Plan Matching Contribution ($)	Pension Plan Contribution ($)B	Country Club Dues ($)	Housing Allowance ($)C	Total Other Compensation ($)
Stephen M. Bianchi	7,650	18,535	4,798	18,671	49,654
Brent R. Olthoff	7,542	6,846	4,367	0	18,755
Michael Westberg	6,151	7,501	0	0	13,652
Jon M. Gadberry	5,581	8,086	0	0	13,667
Kevin G. Sanchez	3,556	5,325	0	0	8,881

A	All amounts reported are based upon the Corporation's direct costs in providing the listed perquisites.

B
For Mr. Bianchi, includes contributions to the Pension Plan and Excess Pension Plan of $9,056 and $9,479, respectively. For Messrs. Olthoff, Westberg, Gadberry and Sanchez, represents contributions to the Pension Plan.

C	Pursuant to Mr. Bianchi's Employment Agreement, the Bank provides a housing allowance.
8 Relates to an award of restricted stock granted in fiscal 2013 in connection with the amendment of Mr. Bianchi's employment agreement in July 2012.
9 Relates to an award of restricted stock granted in 2012.

QuickLinks -- Click here to rapidly navigate through this document

10 Represents award made under the Short-Term Plan for fiscal 2014 performance and paid in September 2014.
11 Includes $120,294 earned under the Short-Term Plan for fiscal 2013 performance and paid in September 2013, and $119,327 earned under the Long-Term Plan for fiscal 2013 performance. For fiscal 2013, Long-Term Plan awards become payable only upon vesting and vest as follows: one-fourth at the first anniversary of the date of grant, one-fourth on the second anniversary of the date of grant, one-fourth on the third anniversary date of the grant, and one-fourth on the fourth anniversary of the date of grant, subject to continued employment on such date. SEC rules require the entire dollar amount earned to be reported in this table notwithstanding the risk of forfeiture.
12 Includes $57,462 earned under the Short-Term Plan for fiscal 2013 performance and paid in September 2013, and $57,000 earned under the Long-Term Plan for fiscal 2013 performance. For fiscal 2013, Long-Term Plan awards become payable only upon vesting and vest as follows: one-fourth at the first anniversary of the date of grant, one-fourth on the second anniversary of the date of grant, one-fourth on the third anniversary date of the grant, and one-fourth on the fourth anniversary of the date of grant, subject to continued employment on such date. SEC rules require the entire dollar amount earned to be reported in this table notwithstanding the risk of forfeiture.
13 Includes $30,810 earned under the Short-Term Plan for fiscal 2013 performance and paid in September 2013, and $30,563 earned under the Long-Term Plan for fiscal 2013 performance. For fiscal 2013, Long-Term Plan awards become payable only upon vesting and vest as follows: one-fourth at the first anniversary of the date of grant, one-fourth on the second anniversary of the date of grant, one-fourth on the third anniversary date of the grant, and one-fourth on the fourth anniversary of the date of grant, subject to continued employment on such date. SEC rules require the entire dollar amount earned to be reported in this table notwithstanding the risk of forfeiture.
14 Includes $28,844 earned under the Short-Term Plan for fiscal 2013 performance and paid in September 2013, and $28,613 earned under the Long-Term Plan for fiscal 2013 performance. For fiscal 2013, Long-Term Plan awards become payable only upon vesting and vest as follows: one-fourth at the first anniversary of the date of grant, one-fourth on the second anniversary of the date of grant, one-fourth on the third anniversary date of the grant, and one-fourth on the fourth anniversary of the date of grant, subject to continued employment on such date. SEC rules require the entire dollar amount earned to be reported in this table notwithstanding the risk of forfeiture.
15 Includes $8,722 earned under the Short-Term Plan for fiscal 2013 performance and paid in September 2013, and $11,019 earned under the Long-Term Plan for fiscal 2013 performance. For fiscal 2013, Long-Term Plan awards become payable only upon vesting and vest as follows: one-fourth at the first anniversary of the date of grant, one-fourth on the second anniversary of the date of grant, one-fourth on the third anniversary date of the grant, and one-fourth on the fourth anniversary of the date of grant, subject to continued employment on such date. SEC rules require the entire dollar amount earned to be reported in this table notwithstanding the risk of forfeiture.

Employment Agreements
The Corporation, through its wholly owned subsidiary, the Bank, has entered into employment agreements with Messrs. Bianchi, Olthoff, Westberg and Gadberry.
Agreements with Current Executive Officers
On March 13, 2014, Mr. Bianchi entered into the Seconded Amended and Restated Employment Agreement with the Bank, effective July 1, 2014 through June 30, 2016.
On March 13, 2014, Messrs. Olthoff, Westberg and Gadberry entered into Renewal Addendum No. 1 to their respective employment agreements. The renewal of the employment agreement with Messrs. Olthoff, Westberg and Gadberry provides for employment with the Bank through June 30, 2015. The employment agreements may be renewed for not less than one year by mutual agreement of the parties, no later than ninety days prior to the end of the existing term.
Under their employment agreements, the executives are each guaranteed a base salary of no less than $350,000 for Mr. Bianchi, $171,000 for Mr. Olthoff, $163,000 for Mr. Westberg, and $152,600 for Mr. Gadberry, which may be adjusted (and was in fact subsequently adjusted) as determined appropriate by the Compensation Committee. In addition to base salary, each executive officer is entitled to participate in:
•the Bank's executive incentive plans, and

•
all other benefits generally made available to the Bank's other employees (including, but not limited to term life insurance, medical, dental and disability coverage, paid personal time off and certain retirement benefits).

QuickLinks -- Click here to rapidly navigate through this document

Under the terms of the employment agreements, the Bank has the right to immediately terminate each Named Executive Officer for “cause” (as defined below). Additionally, the Bank may, in its reasonable discretion, terminate each executive officer (without prior notice) if he is absent from work for a period of time or in a manner that materially affects the functioning of the Bank or the executive officer's direct or indirect reports or, for executives other than Mr. Bianchi, his department or his work obligations. Either the Bank or the executive officer may terminate his employment agreement at any time upon 60 days' written notice. Additionally, each executive officer's employment under his employment agreement automatically terminates upon his death. For a detailed description of the severance provisions contained in each of the Named Executive Officers' employment agreements, please refer to “Potential Payments Upon Termination or a Change-In-Control” set forth below.
Each executive has also agreed to certain confidentiality provisions during the term of his employment and any time thereafter, and certain non-competition and non-recruitment provisions during his employment and for two years thereafter (for Mr. Bianchi) or one year thereafter (for Messrs. Olthoff, Westberg and Gadberry).
Under their employment agreements, the Bank may terminate the executive officer's right to any unpaid or unvested incentive compensation and may require the executive officer to reimburse the Bank or the Corporation any incentive compensation previously paid or vested within the prior 12-month period pursuant to the applicable incentive compensation plan in the event: (i) the executive officer willfully or recklessly breaches the non-competitive, non-recruitment, and non-disclosure term of the employment agreement; (ii) of any executive officer misconduct constituting Cause as defined in the employment agreement; or (iii) the executive officer is obligated to disgorge or reimburse the incentive compensation pursuant to applicable law.
The following table summarizes each grant of an award to our Named Executive Officers during our fiscal year 2014.

QuickLinks -- Click here to rapidly navigate through this document

Grants of Plan-Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[2]			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards:
Name	Award Type[1]	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Number of Shares of Stock or Units (#)
Stephen M. Bianchi
Short-Term Plan - Corporate Goals	Cash	46,667	93,333	140,000
Short-Term Plan - Individual Goals	Cash	23,333	46,667	70,000
Long-Term Plan	Cash-Settled Phantom Stock	70,000	140,000	210,000
Brent R. Olthoff
Short-Term Plan - Corporate Goals	Cash	20,500	41,000	61,500
Short-Term Plan - Individual Goals	Cash	10,250	20,500	30,750
Long-Term Plan	Cash-Settled Phantom Stock	30,750	61,500	92,250
Michael Westberg
Short-Term Plan - Corporate Goals	Cash	13,875	27,750	41,625
Short-Term Plan - Individual Goals	Cash	6,938	13,875	20,813
Long-Term Plan	Cash-Settled Phantom Stock	20,813	41,625	73,350
Jon M. Gadberry
Short-Term Plan - Corporate Goals	Cash	11,790	23,580	35,370
Short-Term Plan - Individual Goals	Cash	5,895	11,790	17,685
Long-Term Plan	Cash-Settled Phantom Stock	17,685	35,370	53,055
Kevin G. Sanchez
Short-Term Plan - Corporate Goals	Cash	8,235	16,470	24,705
Short-Term Plan - Individual Goals	Cash	4,118	8,235	12,353
Long-Term Plan	Cash-Settled Phantom Stock	12,353	24,705	37,058
1Award type:
Cash = cash incentive award
Phantom Stock = cash settled, performance vested
2Rows labeled 'Short-Term Plan' reflect the range of annual cash incentive awards payable to all Named Executive Officers under the Bank’s Short-Term Plan for 2014.
As further discussed in the Compensation Discussion and Analysis (“CD&A”) section, under the Short-Term Plan, the Named Executive Officers may earn cash incentive awards upon the Corporation achieving a combination of measures of individual and corporate performance. The payout ranges of the cash incentive award are stated as a percentage of their respective base salary. In 2014, for the Named Executive Officers to receive awards under the Short-Term Plan, the Bank had to achieve a minimum threshold of (i) net income of $7,940,000, weighted at 70%, (ii) net charge-offs equal to or better than 13 basis points, weighted at 10%, (iii) non-performing assets equal to or better than 1.53% of total loans, weighted at 10% and (iv) loan growth of $59,700,000, weighted at 10%.
The amounts reflected in the “Target” column for the Short-Term Plan awards are based upon the Bank achieving net income of $8,772,000, (ii) net charge-offs equal to or better than 12 basis points, (iii) non-performing assets equal to or better than 1.37% of total loans and (iv) loan growth of $73,000,000.
Rows labeled 'Long-Term Plan' reflect the range of phantom stock, settled in cash, awards payable to all of the Named Executive Officers under the Long-Term Plan in 2014. As further discussed in CD&A, the Named Executive Officers were eligible to earn long-term incentive awards for fiscal year 2014 performance in the form of phantom

QuickLinks -- Click here to rapidly navigate through this document stock upon the Corporation achieving certain return on equity goals, paid in cash and subject to performance vesting. The payout ranges of the long-term incentive awards are stated as a percentage of the Named Executive Officer’s respective base salary. In 2014, the Corporation had to achieve a minimum threshold of return on equity equal to or greater than the 30th percentile of the Peer Group for any long-term incentive awards to be paid to the Named Executive Officers, with the maximum threshold being the 70th percentile of the Peer Group. For fiscal 2014, Long-Term Plan awards vest based on the return on equity relative to the closed Peer Group calculated on a trailing basis over the subsequent three years. SEC rules require the entire dollar amount earned to be reported in this table notwithstanding the risk of forfeiture.

Outstanding Equity Awards at Fiscal Year-End

		Option/SAR Awards[1]				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options/SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/SARs (#) Unexercisable	Option/SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)[2]
Stephen M. Bianchi	7/28/2010					1,000[3]	13,890
Brent Olthoff	9/12/2007	378	0	16.10	9/12/2017
	9/10/2008	3,409	0	14.71	9/10/2018
	9/9/2009	6,789		12.48	9/9/2019
	3/16/2012					1,667[4]	23,155
Michael Westberg	9/8/2004	2,965	0	14.88	9/8/2014
	9/13/2006	527	0	16.00	9/13/2016
	9/12/2007	1,782	0	16.10	9/12/2017
	9/10/2008	2,679	0	14.71	9/10/2018
	9/9/2009	6,429	0	12.48	9/9/2019
	3/16/2012					1,167[4]	16,210
Jon M. Gadberry	9/9/2009	6,953	0	12.48	9/9/2019
	9/27/2011					176[5]	2,445
Kevin G. Sanchez	9/8/2004	839	0	14.88	9/8/2014
	9/13/2006	448	0	16.00	9/13/2016
	9/12/2007	592	0	16.10	9/12/2017
	9/10/2008	1,044	0	14.71	9/10/2018
	9/9/2009	2,366	0	12.48	9/9/2019
	3/16/2012					667[4]	9,265
1 Stock options and stock appreciation rights settled in our Common Stock are included in these columns.
2 Market value of the unvested restricted stock is based upon the closing market price of our Common Stock on June 30, 2014 of $13.89, which was the last business day of the 2014 fiscal year.
3 The award vested 25% on 7/28/2014.
4 The award will vest 33-1/3% on 3/16/2015.
5 The award vested 25% on 9/27/2014, and will vest 25% on 9/27/2015.

QuickLinks -- Click here to rapidly navigate through this document

Option / SAR Exercises and Stock Vested in 2014

	SAR Awards[1]		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[2]	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[3]
Stephen M. Bianchi			5,500	75,835
Brent R. Olthoff			1,905	25,310
Michael Westberg			1,392	18,473
Jon M. Gadberry			332	4,251
Kevin G. Sanchez			750	9,969
1 These columns reflect only the exercise of stock options and stock appreciation rights by the Named Executive Officers. In 2014, none of the Named Executive Officers exercised stock options or stock appreciation rights.
2 The value realized on exercise of stock appreciation rights is based upon the difference between the market price of our Common Stock on the date of exercise and the grant exercise price of the stock appreciation rights.
3 The value realized on vesting of the restricted stock is based upon the market price of our Common Stock on the applicable vesting date.
The following table shows the actuarial present value of accumulated benefits payable to each of our Named Executive Officers under the Corporation’s Pension Plan and Excess Pension Plan, determined in accordance with the valuation method and assumptions described in Note 14 of “Notes to Consolidated Financial Statements” of the Form 10-K.
2014 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Stephen M. Bianchi	HF Financial Corp. Pension Plan	4	62,778	0
	HF Financial Corp. Excess Pension Plan	4	28,683	0
Brent R. Olthoff	HF Financial Corp. Pension Plan	8	88,065	0
	HF Financial Corp. Excess Pension Plan	8	7,558	0
Michael Westberg	HF Financial Corp. Pension Plan	18	150,421	0
	HF Financial Corp. Excess Pension Plan	9	3,287	0
Jon M. Gadberry	HF Financial Corp. Pension Plan	7	70,035	0
	HF Financial Corp. Excess Pension Plan	0	0	0
Kevin G. Sanchez	HF Financial Corp. Pension Plan	14	92,701	0
	HF Financial Corp. Excess Pension Plan	0	0	0
In order to attract and retain employees and to assist employees in preparing financially for retirement, the Compensation Committee believes that it is important to provide the Bank’s employees, including the Named Executive Officers, with the opportunity to maintain a portion of their respective incomes following retirement. Along with other eligible employees, the Named Executive Officers participate in a defined benefit pension program and a retirement savings plan, which consists of an employee stock ownership plan and 401(k) plan. Certain of the Named Executive Officers are also eligible to participate in an unfunded non-qualified Excess Pension Plan. The purpose of the Excess Pension Plan is to restore benefits that otherwise would be payable under the Pension Plan if not for Internal Revenue Service limits on compensation and benefits applicable to tax-qualified plans.
Defined Benefit Pension Plan. The Corporation sponsors a defined benefit Pension Plan for its employees. An employee is eligible to participate in the Pension Plan upon the completion of one year of service and upon reaching the age of 21. That participation is retroactive to the previous July 1. A participant must complete three

QuickLinks -- Click here to rapidly navigate through this document years of service before such participant earns a vested interest in accrued retirement benefits, at which time the participant is 100% vested. A participant will also be 100% vested if employment ends due to death or disability. The Pension Plan is funded solely through contributions made by the Corporation. It is anticipated that this obligation will be funded through the Corporation’s future earnings.
A participant is eligible for an early retirement benefit upon the attainment of age 62, provided such participant has participated in the Pension Plan for a minimum of five years. During fiscal 2014, none of the Named Executive Officers were eligible for early retirement under the Pension Plan. The monthly benefit payable at early retirement is the actuarial equivalent of the participant’s accrued monthly benefit at age 65. If a participant continues to work beyond age 65, the participant is entitled to the greater of:

•	such participant’s benefit taking into account all service and compensation through the actual retirement date; or

•	the actuarial equivalent of the benefit that would have been payable had the participant retired on the normal retirement date.
The Pension Plan computes benefits using a cash balance pension formula with a hypothetical account maintained separately for each participant, with such account credited annually for contributions and earnings. Each year an employer contribution equal to 6% of the participant’s compensation for the plan year is allocated to that participant’s account. Compensation includes, but is not limited to, wages, commissions, bonuses, overtime, and any amount a participant elects to defer under a salary reduction agreement. Compensation does not include employer contributions to employer‑sponsored retirement plans or welfare plans such as life and health insurance plans, nor does it include vested stock options or SARs granted to the participant or stock awarded to the participant in the course of the participant’s employment. Investment returns are credited to account balances as of the first day of each plan year for the upcoming plan year in an amount equal to the average daily rates of return for a 30 year U.S. Treasury bond during the previous February. Normal retirement age is 65 with five years of service and early retirement age is 62 with five years of service.
The normal retirement benefit is a monthly annuity based on a participant’s hypothetical account balance as of benefit commencement. A participant may elect, at the time of retirement, several optional forms of benefits which are the actuarial equivalent of the normal form, such as the joint and survivor benefits for married participants or an actuarially equivalent lump sum payment. A married participant must receive a joint and 50% survivor annuity unless the participants’ spouse consents to a different form of benefit.
Excess Pension Plan for Executive Officers. The Corporation also sponsors an unfunded, non-qualified Excess Pension Plan for certain executive officers. Any executive officer of the Corporation or an affiliated organization selected by the Board of Directors is eligible to participate in the excess benefit plan effective as of the first day of the plan year or calendar year following his initial year of selection by the Board. Executives remain eligible to participate in the Excess Pension Plan with respect to each subsequent plan year unless removed as an eligible executive with respect to a plan year by the Board of Directors. Currently, Messrs. Bianchi, Olthoff and Westberg participate in the Excess Pension Plan.
The Corporation contributes benefits to the Excess Pension Plan on behalf of its participants on an annual basis as follows:

•
if a participant was an executive as of June 30, 1999, the Corporation will contribute benefits in an amount equal to the difference between the annual benefit accruals actually credited to the participant under the Pension Plan under its current cash balance formula, and the amount that would have been credited to the participant under the Pension Plan under the benefit formula in effect prior to July 1, 1999;

•	benefits in an amount equal to the amount of the annual benefit accrual under the Pension Plan that would otherwise be denied by reason of limitations imposed under the Internal Revenue Code; and

•	the Corporation may, but is not required to, contribute benefits in any amount for the plan year, as such amount is determined by the Board of Directors.
During fiscal year 2014, Mr. Bianchi received a contribution under the Excess Pension Plan. The Excess Pension Plan also allows participants to make contributions to the Excess Pension Plan in the form of deferred payments of up to 100% of the participant’s base salary and up to 100% of the participant’s cash incentive awards and bonuses based on the financial performance of the Corporation. No such deferrals have been made to date.

QuickLinks -- Click here to rapidly navigate through this document

A participant is always 100% vested in his deferral contributions to the Excess Pension Plan. With respect to the benefits contributed by the Corporation on behalf of the participant, the participant must complete five years of service before such participant earns a vested interest in such benefits, at which time the participant is 100% vested. A participant will also be 100% vested if such participant dies or if there is a change in control of the Corporation. Benefits under the Excess Pension Plan will be paid on the first day of the month following the six-month anniversary of the participant’s termination of employment. Benefits payable by reason of a change in control will be paid on the thirtieth day following a change of control, and benefits payable by reason of a participant’s death will be paid to his beneficiary on the sixtieth day following the participant’s death. Benefits will be paid in a single lump sum payment. However, a participant may apply to receive distribution of any vested portion of his benefits prior to his termination of employment in the event of certain unforeseen emergencies.
For information regarding the amounts contributed to the Pension Plan and Excess Pension Plan accounts of the Named Executive Officers by the Corporation in fiscal 2014, see the "Summary Compensation Table" set forth above.
Potential Payments Upon Termination or a Change-in-Control
Employment Agreements. The Corporation, through its wholly owned subsidiary, the Bank, has previously entered into employment agreements with each of its Named Executive Officers, except for Mr. Sanchez, as described above. Under such agreements, the executive officers are entitled to certain severance upon termination without “cause,” disability and death.
Under each of the employment agreements with the Named Executive Officers, if the executive officer is terminated for “cause” by the Bank, the Bank will pay the executive officer his salary through the date of termination and will have no further obligations to the executive officer under his employment agreement.
If the executive officer is terminated without “cause” by the Bank, other than by reason of disability or death, the terminated executive is entitled to his monthly base salary through the remainder of the then-existing term. In Mr. Bianchi's case, such severance would be up to a maximum of twelve months but in no event less than six months of salary.
If the executive officer is terminated by the Bank because of disability (as determined under the Bank's Disability Plan), the Bank will pay the executive officer through the last day of the month in which he is terminated plus an amount equal to three months base salary, and the executive officer's incentive awards under the Short-Term Plan and the Long-Term Plan in accordance with the terms of such plans and the respective Employment Agreement, if any.
If the executive officer is terminated due to his death, the Bank will pay the executive officer's spouse, beneficiary, or estate (a) the executive officer's then current salary through the last day of the month in which such death occurs, and (b) the executive officer's incentive awards under the Short-Term Plan and the Long-Term Plan in accordance with the terms of such plans.
If the executive officer terminates his employment and provides 60 days' written notice (as required by the agreement), the Bank will pay the executive officer his current salary through the month in which such termination occurs, plus one additional month's salary. If the executive officer fails to give the requisite 60-day notice, he will forfeit all accrued paid personal time off and the Bank will pay the executive officer his current salary only through the date of termination.
If the executive officer terminates his employment because he chose not to renew the term of his employment agreement following the Bank's offer to renew the agreement on substantially similar terms, the Bank will pay the executive officer his salary during the period of time that the employee continues to work (but not beyond the end of the term of the employment agreement), at the rate then in effect, plus accrued paid personal time off. However, the Bank may request the executive officer to terminate employment before the end of the term of the employment agreement, in which event the Bank will pay the executive officer his full salary through the end of the term of the employment agreement at the rate then in effect, plus accrued paid personal time off.
If the executive officer's employment is terminated because the Bank has chosen not to extend the term of his employment agreement, the Bank will pay the executive officer his salary through the end of the term of the employment agreement at the rate then in effect plus accrued paid personal time off, and in Mr. Bianchi's case, will also pay three months salary.
Under the employment agreements, the executive covenants that during the term of his employment agreement and for a period of one year following termination of such agreement by the Bank or by such executive officer for any

QuickLinks -- Click here to rapidly navigate through this document reason, voluntarily or involuntarily, with or without “cause,” he will not, directly or indirectly, engage in or assist others to engage in any business competing with the business carried on by the Bank or solicit business from any customers of the Bank within the defined restricted area. Additionally, the executive officers may not during their employment and for one year thereafter (two years for Mr. Bianchi) induce or attempt to induce any person who is an employee of the Bank to leave the employ of the Bank or engage in any business that competes with the Bank. The executive officers further agree not to disclose to anyone inside or outside the Bank or use for their own benefit or the benefit of others any confidential, trade secret and proprietary information of the Bank. Generally, all severance payments under the employment agreements and the change-in-control agreements are conditioned upon the executive officer's compliance with these non-compete, non-solicitation, and confidentiality provisions and any such severance payments must be returned by the executive officer to the Bank if he violates these provisions.
Under the employment agreements, “cause” means (i) willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order; (ii) intentional failure to perform the employee's stated duties; (iii) action or inaction which adversely impacts the Bank's safety, soundness, security, assets, customers or employees; (iv) personal dishonesty; (v) incompetence; (vi) breach of fiduciary duty involving personal profit; (vii) falsification of records or other misrepresentation related to the business or affairs of the Bank; (viii) failure to comply with the rules, regulations or policies of the Bank; (ix) engaging in personal conduct which, when considering the executive's position with the Bank, would materially detract from its business reputation or goodwill in the community served; (x) material breach of any provision of the employment agreement; (xi) willful misconduct; (xii) insubordinate failure to work cooperatively with the chief executive officer, or in the case of Mr. Bianchi, with the Board of Directors of the Bank or the Corporation, including without limitation failure to follow their lawful directions; (xiii) criminal conviction of a felony or a gross misdemeanor involving the property or personnel of the Bank; and (xiv) fraud, misappropriation, embezzlement, or theft by the executive or intentional damage to the property or business of the Bank by the executive.
In addition, in the event a Named Executive Officer is terminated in connection with a “change-in-control,” as defined in his change-in-control agreement, the executive officer will be entitled to the severance benefits set forth in the change-in-control agreement, in lieu of the severance benefits set forth in his respective employment agreement.
Change-In-Control Agreements. The Corporation, through its wholly owned subsidiary, the Bank, has previously entered into change-in-control agreements with each of the Named Executive Officers, other than Mr. Sanchez. The change-in-control agreements continue in effect while the executive officer is employed with the Bank and terminate when the executive's employment agreement terminates; provided, however, that if termination of an employment agreement occurs at a time when the Bank or the Corporation is actively negotiating a transaction with a third party that results in a change-in-control or at a time when the stockholders of the Corporation are being solicited to vote for directors who would not be “continuing directors” (as defined therein) and the election of such directors would effect a change-in-control, or at a time when the stockholders of the Corporation are being solicited to tender their shares in an offering that if successful would result in a change-in-control, the change-in-control agreement shall not be terminated until nine months following the termination of his employment agreement.
The Compensation Committee does not view the potential benefits conferred upon a change in control of the Corporation as additional elements of compensation due to the fact that a change in control may never occur. The Compensation Committee believes that these arrangements allow the Named Executive Officers to focus their attention and energy on the Corporation's business without any distractions regarding the effects of a change in control, and assists us in maximizing stockholder value by allowing the Named Executive Officers to participate in an objective review of any proposed transaction and whether such transaction is in the best interest of the stockholders.
Following a “change-in-control” and upon termination of the executive officer's employment within 24 months following a change in control (a) by the Bank for any reason other than “cause,” or (b) by the executive officer for “good reason,” the executive officer will be entitled to the following benefits:

•	full annual base salary through the date of termination;

•	any incentive payment under the Bank's Short-Term Plan that he had a right to receive on the last day of the fiscal year prior to his date of termination;

•	any incentive payment under the Bank's Long-Term Plan that had accrued to him as of the first day of the month following his date of termination;

•
for and during the period of time that the executive officer is eligible for and properly elects continued coverage under the Bank's health and dental plans, subsidized coverage as if the executive officer remained an active employee of the Bank but for no more than 24 months following the date of termination and only with respect

QuickLinks -- Click here to rapidly navigate through this document to the level of health and dental insurance coverage in which the executive officer was enrolled (e.g., single or family); if the executive officer's continuation of coverage terminates for reasons other than nonpayment of the executive officer's share of the costs of the coverage or fraud before he has received all months of coverage, reimbursement of the executive officer for replacement health and dental coverage during the remainder of the covered months following the date of termination, but only with respect to the level of health and dental coverage in which the executive officer was enrolled immediately prior to the notice of termination (e.g., single or family), and only in an amount up to the difference between the then COBRA premium charged by the Bank to continue COBRA and the amount that active employees are required to pay for their coverage; and

•	acceleration of vesting of all outstanding awards under the Corporation's stock option and incentive plans in accordance with the terms thereof.
In addition to the above, the Bank will pay a lump sum severance payment equal to (a) 1.5 times (or two times for Mr. Bianchi) his annual base salary in effect at the time notice of termination is given or immediately prior to the date of the change-in-control, whichever is greater, plus (b) the greater of the following amounts: (i) the average short-term incentive award received by the executive officer in the prior two years, prorated to the number of months in the fiscal year completed before the date of termination or (ii) the amount the executive had accrued under the terms of the Short-Term Plan during the current plan year, as of the month-end prior to the date of termination, and (for Mr. Bianchi only) (c) the remaining amount of reimbursable tuition and banking coursework provided for in the executive's employment agreement. Such severance payments are conditioned upon compliance with the non-compete, non-solicitation and confidentiality provisions of the executive officer's employment agreement and any payments made must be returned by the executive officer to the Bank if he violates such provisions.
No benefits are payable under the change-in-control agreements following a change-in-control if the executive officer is terminated because of his death or disability, by the Bank for “cause,” or by the executive officer other than for “good reason.”
The change-in-control agreements provide that if any payment or distribution (or portion thereof) by the Bank to or for the benefit of such executive officers would be nondeductible by the Bank for federal income tax purposes because of Section 280G of the Internal Revenue Code, then such payment or benefit will be reduced to an amount, not less than zero, that maximizes the aggregate present value of such payments or benefits without causing such to be nondeductible by the Bank.
Under the change-in-control agreements, “change-in-control” means (a) a change-in-control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, whether or not the Corporation is then subject to such reporting requirement, (b) the public announcement by the Corporation or any person that such person has become the beneficial owner, directly or indirectly, of securities of the Corporation (i) representing 20% or more, but not more than 50%, of the combined voting power of the Corporation's then outstanding securities unless the transaction resulting in such ownership has been approved in advance by the continuing directors, or (ii) representing more than 50% of the combined voting power of the Corporation's then outstanding securities (regardless of any approval by the continuing directors); provided, however, that notwithstanding the foregoing, no change-in-control shall be deemed to have occurred by reason of the ownership of 20% or more of the total voting capital stock of the Corporation's then issued and outstanding by the Corporation, any subsidiary of the Corporation or any employee benefit plan of the Corporation or of any subsidiary of the Corporation or any entity holding shares of its Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan, (c) any acquisition of control as defined in 12 Code of Federal Regulations Section 574.4, or any successor regulation, of the Corporation which would require the filing of an application for acquisition of control or notice of change-in-control in a manner which is set forth in 12 CFR Section 574.3, or any successor regulation, (d) the Continuing Directors (as defined) cease to constitute a majority of the Corporation's Board of Directors, or (e) the stockholders of the Corporation approve (i) any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation stock would be converted into cash, securities or other property, other than a merger of the Corporation in which stockholders immediately prior to the merger have the same proportionate ownership of stock of the surviving corporation immediately after the merger, (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation, or (iii) any plan of liquidation or dissolution of the Corporation.
Under the change-in-control agreements, “cause” has the same meaning as set forth in the respective executive officer's employment agreement, which is set forth above.

QuickLinks -- Click here to rapidly navigate through this document

“Good reason” means termination by the executive officer upon the occurrence, without his express written consent, within 24 months following a change-in-control, of any one of the more of the following: (a) the assignment to the executive officer of duties that constitute a material diminution of the executive officer's authority, duties or responsibilities (including reporting requirements) as in effect immediately prior to the change-in-control or any other action of the Bank which results in a diminishment in such position, authority, duties, or responsibilities, other than an insubstantial and inadvertent action which is remedied by the Bank promptly after receipt of notice thereof given by the executive officer, (b) a reduction by the Bank in the executive officer's base salary as in effect on the date hereof or as the same shall be increased from time-to-time, (c) relocation of the executive's principal place of employment more than 50 miles from the Bank's corporate office immediately prior to the change in control, (d) the failure by the Bank to (i) continue in effect any material compensation or benefit plan, program, policy or practice in which the executive officer was participating at the time of the change-in-control, or (ii) provide the executive officer with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program, policy and practice as in effect immediately prior to the change-in-control (or as in effect following the change-in-control, if greater), (e) the failure of the Bank to obtain a satisfactory agreement from any successor to the Bank to assume and agree to perform under the change-in-control agreement, and (f) any purported termination by the Bank of the executive officer's employment that is not effected pursuant to a “Notice of Termination.” “Notice of Termination” means a written notice that (1) indicates the specific termination provision in the change-in-control agreement relied upon, (2) sets forth the date of termination, and (3) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the executive officer's employment under the provision so indicated.
Short-Term Incentive Plan. If during the fiscal year of the Bank, a participant terminates his employment or if the Bank terminates the employment of the participant during that same period, all rights to an award under the plan for that year are forfeited. If the employment of a participant terminates after the end of the fiscal year, but before benefits earned during such year are paid, the rights to such benefits are not forfeited. If a participant dies, becomes disabled, retires, or is entitled to benefits under a change-in-control agreement during a plan year, they or their designated beneficiary will receive an incentive payment for the partial year based on the number of months from the start of the plan year to the first of the month following the month in which the death, disability, retirement, or the date of termination occurs, but only to the extent that an incentive payment is otherwise earned for the plan year.
Long-Term Incentive Plan. Pursuant to the Eighth Amended and Restated Long-Term Plan, if the employment of a participant terminates during the fiscal year for which performance is being measured and which might result in an award, all rights to an award under the plan are forfeited. Notwithstanding the above, if a participant dies during a plan year, they or their designated beneficiary will receive, in a lump sum in cash, any incentive payment for the partial year otherwise payable in cash, based on the number of months from the start of the plan year to the first month following the month in which the death occurred, but only to the extent that any incentive payment is otherwise earned for the plan year. If a participant is entitled to benefits under a change-in-control agreement, the participant will receive, in a lump sum in cash, any incentive payment for the partial year otherwise payable in cash, based on the number of months from the start of the plan year to the first day of the month following the month in which the date of termination occurs. Once stock appreciation rights, stock options and/or restricted stock have been awarded, the terms of the 2002 Stock Option and Incentive Plan will control. For cash awards, following the completion of the plan year for which performance is being measured, the terms of the participant’s cash award agreement will control. For fiscal 2014, no performance awards were accrued under the Long-Term Plan.
2002 Stock Option and Incentive Plan and Related Award Agreements. Under the terms of the 2002 Stock Option and Incentive Plan and related award agreements, in general, all unvested stock options, stock appreciation rights and restricted stock awards automatically fully vest upon the participant’s death or a change in control as defined in the 2002 Stock Option and Incentive Plan.

QuickLinks -- Click here to rapidly navigate through this document

Payments Upon Termination
Named Executive Officers Currently Employed by our Corporation
The following table provides quantitative disclosure of the estimated payments and benefits that would be provided to the Named Executive Officers currently employed by our Corporation upon their termination, including their termination in connection with a change in control of the Corporation. The benefits set forth below are calculated as if the Named Executive Officer’s termination occurred on June 30, 2014, the last business day of fiscal year 2014. Each Named Executive Officer is entitled to receive amounts earned during the term of his employment. These amounts include base salary, any accrued paid personal time off, 401(k) Plan, Employee Stock Ownership Plan, Pension Plan and Excess Pension Plan, and are not reflected in the below table. Benefits payable under the Pension Plan and Excess Pension Plan are described above under "2014 Pension Benefits". Consequently, the below table reflects only the additional compensation the Named Executive Officers are entitled to upon their termination.
See the “Grants of Plan-Based Awards for 2014” table for the amount of the Named Executive Officers’ cash incentive awards earned in 2014 under the Corporation’s Short-Term Plan and Long-Term Plan, as applicable, and the “2014 Pension Benefits” table for the actuarial present value of accumulated benefits payable to each of the Named Executive Officers under the Corporation’s Pension Plan and Excess Pension Plan.

Named Executive Officer	Cash Severance Payment ($)	Acceleration of Outstanding Stock Options, SARs and Restricted Stock Awards ($) [3]	Short-Term Incentive Plan ($)	Long-Term Incentive Plan ($)	Other Benefits ($) [6]	Total Termination Benefits ($)
Stephen M. Bianchi
Termination by Us for “Cause”	0	0	0	0	0	0
Termination by Us Without “Cause” with 60 days notice	350,000	0	0	0	0	350,000
Termination by Mr. Bianchi with 60 days notice	29,167	0	0	0	0	29,167
Termination by Mr. Bianchi without 60 days notice	0	0	0	0	0	0
Termination by Us because of Disability	87,500	0	99,211	119,327[4]	0	306,038
Termination because of Death	0	13,890	99,211	119,327[4]	0	232,428
Termination because of Retirement	0	0	99,211	0	0	99,211
Termination following Change in Control without Cause or for Good Reason	814,603[1]	13,890	99,211	259,327[5]	25,538	1,212,569
Brent R. Olthoff
Termination by Us for “Cause”	0	0	0	0	0	0
Termination by Us Without “Cause” with 60 days notice	205,000	0	0	0	0	205,000
Termination by Mr. Olthoff with 60 days notice	17,083	0	0	0	0	17,083
Termination by Mr. Olthoff without 60 days notice	0	0	0	0	0	0
Termination by Us because of Disability	51,250	0	47,559	57,000[4]	0	155,809
Termination because of Death	0	32,727	47,559	57,000[4]	0	137,286
Termination because of Retirement	0	0	47,559	0	0	47,559
Termination following Change in Control without Cause or for Good Reason	360,011[2]	32,727	47,559	118,500[5]	25,538	584,335
Michael Westberg
Termination by Us for “Cause”	0	0	0	0	0	0
Termination by Us Without “Cause” with 60 days notice	185,000	0	0	0	0	185,000
Termination by Mr. Westberg with 60 days notice	15,417	0	0	0	0	15,417
Termination by Mr. Westberg without 60 days notice	0	0	0	0	0	0
Termination by Us because of Disability	46,250	0	36,825	30,563[4]	0	113,638
Termination because of Death	0	25,275	36,825	30,563[4]	0	92,663

QuickLinks -- Click here to rapidly navigate through this document

Termination because of Retirement	0	0	36,825	0	0	36,825
Termination following Change in Control without Cause or for Good Reason	311,318[2]	25,275	36,825	72,188[5]	10,088	455,693
Jon M. Gadberry
Termination by Us for “Cause”	0	0	0	0	0	0
Termination by Us Without “Cause” with 60 days notice	157,200	0	0	0	0	157,200
Termination by Mr. Gadberry with 60 days notice	13,100	0	0	0	0	13,100
Termination by Mr. Gadberry without 60 days notice	0	0	0	0	0	0
Termination by Us because of Disability	39,300	0	29,511	28,613[4]	0	97,424
Termination because of Death	0	12,248	29,511	28,613[4]	0	70,372
Termination because of Retirement	0	0	29,511	0	0	29,511
Termination following Change in Control without Cause or for Good Reason	264,978[2]	12,248	29,511	63,983[5]	22,922	393,642
Kevin G. Sanchez
Termination by Us for “Cause”	0	0	0	0	0	0
Termination by Us Without “Cause” with 60 days notice	0	0	0	0	0	0
Termination by Mr. Sanchez with 60 days notice	0	0	0	0	0	0
Termination by Mr. Sanchez without 60 days notice	0	0	0	0	0	0
Termination by Us because of Disability	0	0	19,406	0	0	19,406
Termination because of Death	0	12,601	19,406	11,019[4]	0	43,026
Termination because of Retirement	0	0	19,406	0	0	19,406
Termination following Change in Control without Cause or for Good Reason	0	12,601	19,406	35,724[5]	0	67,731

1 Reflects the amount equal to (a) two times Mr. Bianchi's annual base salary, plus (b) the greater of the following amounts: (i) the average short-term incentive award received by the executive officer in the prior two years, prorated to the number of months in the fiscal year completed before the date of termination or (ii) the amount the executive had accrued under the terms of the Short-Term Plan during the current plan year, as of the month-end prior to the date of termination.
2 Reflects the amount equal to (a) 1.5 times the executive officer's annual base salary, plus (b) the greater of the following amounts: (i) the average short-term incentive award received by the executive officer in the prior two years, prorated to the number of months in the fiscal year completed before the date of termination or (ii) the amount the executive had accrued under the terms of the Short-Term Plan during the current plan year, as of the month-end prior to the date of termination.
3 Amount reflects the acceleration of vesting of all unvested stock options, stock appreciation rights and restricted stock awards but it excludes stock options and stock appreciation rights where the exercise price exceeds the closing sale price of our Common Stock on June 30, 2014.
4 Amount reflects the acceleration of vesting of all unvested cash awards under the FY 2013 Long-Term Incentive Plan. The participant could be eligible for payment, if any, under the FY 2014 Long-Term Plan, however, the amount is not quantifiable at this time.
5 Fiscal 2014 Long-Term Plan awards would accelerate and become payable in full if a participant's employment terminates within 24 months after a change-in-control (except for terminations because of death or disability, by the Bank for cause, or by the participant other than for good reason). Amount reflects the acceleration of vesting of all unvested cash awards under the FY 2013 Long-Term Incentive Plan.
6 Represents continuation of current level of health, dental and vision insurance for 24 months (present value).

DIRECTOR COMPENSATION
Each director of the Corporation is also a director of the Bank. In fiscal 2014, each non-employee director who was elected to the Board of Directors at the 2013 Annual Meeting received an aggregate retainer fee of $25,800. Payment of the base retainer commenced on the date immediately following the Corporation's Annual

QuickLinks -- Click here to rapidly navigate through this document

Shareholder Meeting and concludes on the day immediately preceding the next Annual Shareholder Meeting. Such fee was paid in the form of cash on a quarterly basis, in arrears.
Non-employee directors serving on the Corporation's Compensation Committee or Nominating and Corporate Governance Committee or the Bank's Trust & Asset Management Committee or Risk Oversight Committee also receive a meeting fee of $400 for each committee meeting they attend, and the Chairmen of the Compensation Committee, Nominating and Corporate Governance Committee, Trust & Asset Management Committee and Risk Oversight Committee receive a meeting fee of $600 for each meeting attended. Non-employee directors serving on the Audit Committee and the Bank's Director Loan Committee (other than in the capacity of Chairman) receive a meeting fee of $600 for each committee meeting they attend, and the Chairmen of the Audit Committee and Director Loan Committee receive a fee of $800 for each meeting attended. In addition, our Chairman receives $10,000 per month, paid in cash, as compensation for his additional responsibilities as non-executive Chairman.
The following table reflects the compensation paid to each person who served as one of the Corporation's non-employee directors during fiscal 2014.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James W. Abbott	57,310	0	0	0	0	0	57,310
Robert L. Hanson	34,200	0	0	0	0	0	34,200
David J. Horazdovsky	37,000	0	0	0	0	0	37,000
John W. Palmer	35,800	0	0	0	0	0	35,800
Thomas L. Van Wyhe	63,600	0	0	0	0	0	63,600
Michael M. Vekich, Chairman	178,000	0	0	0	0	0	178,000
Compensation Committee Interlocks and Insider Participation
As stated above, in fiscal 2014, the members of the Compensation Committee were Directors Horazdovsky (Chair), Palmer and Van Wyhe. During fiscal 2014, none of the Corporation's executive officers served on the compensation committee (or its equivalent) or Board of Directors of another entity one of whose executive officers served on the Corporation's Compensation Committee or Board of Directors. No current or past officer or employee of the Corporation or any of its subsidiaries served on the Corporation's Compensation Committee during fiscal 2014. No member of the Compensation Committee had any relationship requiring disclosure under Item 404 of Regulation S-K of the Exchange Act, other than described in this Proxy Statement under the section “Transactions with Related Persons” set forth below.
Policy on Review, Approval or Ratification of Transactions with Related Persons
The Board of Directors has adopted a written policy with respect to transactions involving the Bank and “related persons” (generally the executive officers (anyone in the position of senior vice president and above), directors and principal stockholders and their immediate family members). All employee loans (other than loans to related persons) must be approved by a senior vice president authorized to grant credit, and all loans to related persons require prior approval by the Bank's Board of Directors.
The Corporation intends that all transactions between the Corporation or the Bank and its officers, directors, holders of 10% or more of the shares of any class of its Common Stock and affiliates thereof, will contain terms no less favorable to the Corporation than could have been obtained by it in arm's‑length negotiations with unaffiliated persons and will be approved by a majority of disinterested members of the Audit Committee.
Additionally, all transactions with affiliates (an affiliate of a savings association includes the parent company, which controls the savings association and any other company that is controlled by the parent company, which controls the savings association) require the prior approval of a member of the executive management team.

QuickLinks -- Click here to rapidly navigate through this document

Transactions With Related Persons
The Bank, like many financial institutions, has followed a policy of granting officers, directors and employees loans secured by the borrower's residence, consumer loans and commercial loans. Consumer loans to employees are originated at market rates and terms currently available to the public, and modified to one percent below the market rate. Modifications are not made on loans granted with special promotional rates. In addition, in connection with single‑family mortgage loans made to employees, origination fees up to one percent and the underwriting fees are waived for qualified employee applicants, no more than once every twelve months. If the employee relationship ceases, the terms of the loan revert back to the terms that would have applied except for the employee‑employer relationship.
Loans by the Bank to its officers and directors are not prohibited under Section 402 of the Sarbanes‑Oxley Act of 2002 because the Bank is an insured depository institution and such loans are subject to the insider lending restrictions of Section 22(g) and 22(h) of the Federal Reserve Act and Regulation O of the Federal Reserve. These provisions restrict loans and other transactions with affiliated persons of the Bank and require all such loans be made on terms and conditions comparable to those for similar transactions with non-affiliates. All loans by the Bank to its officers and directors are made in the ordinary course of business; are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank; and do not involve more than the normal risk of collectability or present other unfavorable features. All loans from the Bank to its officers, directors, key employees or their affiliates are reviewed by the Bank's Loan Committee and approved by the Bank's Board of Directors.

QuickLinks -- Click here to rapidly navigate through this document

PROPOSAL NO. II—ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Corporation seeks to align the interests of our Named Executive Officers with the interests of our stockholders. Therefore, the goals of our executive compensation program are to foster a pay-for-performance culture that is based on our financial performance, to motivate and reward executives for assuming increased responsibilities and their achievements, and to provide compensation opportunities that are comparable to our Peer Group to promote the hiring and retention of top quality, dedicated executives.
Congress has enacted requirements commonly referred to as “say on pay” rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). As required by these rules under Section 14A of the Securities Exchange Act of 1934, which became applicable to the Corporation in 2013, we are asking our stockholders to vote on the adoption of the following resolution:
BE IT RESOLVED, by the stockholders of HF Financial Corp. (the “Corporation”), that the stockholders approve the compensation of the Corporation's Named Executive Officers as disclosed in this proxy statement pursuant to the Securities and Exchange Commission's compensation disclosure rules.
As an advisory vote, this proposal is non-binding. Although this vote is non-binding, our Board of Directors and Compensation Committee value the opinions of our stockholders, and will consider the outcome of this vote when making future compensation decisions for our Named Executive Officers. Our Compensation Committee has implemented an annual advisory vote on the executive compensation program, so the next such shareholder advisory vote will occur at our 2015 Annual Meeting of Shareholders.
The affirmative vote of the majority of the votes cast at the Meeting by stockholders present in person or represented by proxy is required to approve this proposal. Abstentions will be considered for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote in order for them to vote your shares on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THIS PROPOSAL.

QuickLinks -- Click here to rapidly navigate through this document

PROPOSAL NO. III—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has approved Eide Bailly, LLP ("Eide") as the Corporation's independent registered public accounting firm for the fiscal year ending June 30, 2015. The Board of Directors seeks an indication from the Corporation's stockholders of their approval or disapproval of the Audit Committee's selection of Eide as the Corporation's independent registered public accounting firm for the fiscal year ending June 30, 2015.
Eide has provided services to the Corporation since fiscal year 2005, which have included, among other things, the examination of the Corporation's Annual Report on Form 10-K and reviews of the Corporation's Quarterly Reports on Form 10-Q. A representative of Eide is expected to be present at the Meeting, will have an opportunity to make a statement if such representative so desires, and will be available to respond to appropriate questions. If our stockholders do not ratify the appointment of Eide at the Meeting, the Audit Committee will consider such event in its selection of the Corporation's independent registered public accounting firm for the 2015 fiscal year. Additionally, even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the 2015 fiscal year if it determines that such a change would be in the best interests of the Corporation and its stockholders.
              THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF EIDE BAILLY, LLP AS THE CORPORATION'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2015.
Audit Committee Pre-Approval Policies
Rules adopted by the SEC in order to implement requirements of the Sarbanes-Oxley Act of 2002 require audit committees of public companies to pre-approve audit and permissible non-audit services provided by their independent auditors. The Audit Committee has adopted detailed pre-approval policies and procedures pursuant to which audit, audit-related and tax services, and all permissible non-audit services are pre-approved. During the fiscal year, in the event it becomes necessary to engage the independent auditor for additional services not contemplated in the original pre-approval, the Corporation will obtain the specific pre-approval of the Audit Committee before engaging the independent auditor. The pre-approval policy requires the Audit Committee to be informed of each service performed by the independent auditor, and the policy does not include any delegation of the Audit Committee's responsibilities to management. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated will report any pre-approval decisions to the entire Audit Committee at its next scheduled meeting.
During the fiscal years ended June 30, 2014 and 2013, all services rendered by Eide Bailly, LLP, total amounts for which are set forth below, were pre-approved by the Audit Committee in compliance with these procedures.
Eide served as the Corporation's independent registered public accounting firm for the fiscal years ended June 30, 2014 and June 30, 2013. Fees billed to the Corporation by Eide for fiscal year 2014 and 2013 are set forth below.
Fees for Fiscal Year Ended June 30, 2014
Audit Fees. Eide billed a total amount of $223,660 for “Audit Fees”, which fees related to (i) the audit of the Corporation's annual financial statements and related attestation services for the fiscal year ended June 30, 2014, (ii) the reviews of the financial statements included in the Corporation's Forms 10-Q for the 2014 fiscal year, and (iii) the examination of management's assertion regarding the effectiveness of internal controls in accordance with Sarbanes-Oxley Act Section 404 (SOX 404).
Audit-Related Fees. Eide billed a total amount of $52,205 for “Audit Related Fees,” which fees related to (i) the audit of the Corporation's pension plan and retirement savings plan during the fiscal year ended June 30, 2014, (ii) attestation services incurred in connection with the Corporation's compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program, and (iii) the examination of management's assertion regarding compliance with the MERS® Quality Assurance Standards.
Tax Fees. Eide performed no professional tax services for the fiscal year ended June 30, 2014.
All Other Fees. Eide billed a total amount of $5,693 for “All Other Fees,” which fees related to employment background screenings.

QuickLinks -- Click here to rapidly navigate through this document

Fees for Fiscal Year Ended June 30, 2013
Audit Fees. Eide billed a total amount of $214,120 for “Audit Fees”, which fees related to (i) the audit of the Corporation's annual financial statements and related attestation services for the fiscal year ended June 30, 2013, (ii) the reviews of the financial statements included in the Corporation's Forms 10-Q for the 2013 fiscal year, and (iii) the examination of management's assertion regarding the effectiveness of internal controls in accordance with Sarbanes-Oxley Act Section 404 (SOX 404).
Audit-Related Fees. Eide billed a total amount of $51,198 for “Audit Related Fees,” which fees related to (i) the audit of the Corporation's pension plan and retirement savings plan during the fiscal year ended June 30, 2013, (ii) attestation services incurred in connection with the Corporation's compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program, and (iii) the examination of management's assertion regarding compliance with the MERS® Quality Assurance Standards.
Tax Fees. Eide performed no professional tax services for the fiscal year ended June 30, 2013.
All Other Fees. Eide billed a total amount of $5,420 for “All Other Fees,” which fees related to employment background screenings.

Report of the Audit Committee
The Audit Committee of the Board of Directors is responsible for, among other things, providing independent, objective oversight of the Corporation's accounting functions and internal controls. The Audit Committee is currently composed of three directors, each of whom is an independent director as defined in the NASDAQ Marketplace Rules and Rule 10A-3(b)(1)(ii) of the Exchange Act, pursuant to the exemption set forth in Rule 10A-3(b)(1)(iv)(B) of the Exchange Act. The Audit Committee operates pursuant to a written charter approved by the Board of Directors.
Management is responsible for the Corporation's internal controls and financial reporting process. The Corporation's independent registered public accounting firm, Eide Bailly, LLP, is responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (the "PCAOB") and for expressing an opinion on the conformity of such financial statements to U.S. generally accepted accounting principles. The Audit Committee's responsibility is to monitor and oversee these processes.
In connection with these responsibilities, the Audit Committee met with management and Eide Bailly, LLP to review and discuss the Corporation's audited financial statements for the fiscal year ended June 30, 2014. The Audit Committee discussed with Eide Bailly, LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as modified or supplemented. The Audit Committee also received written disclosures and the letter from Eide Bailly, LLP required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the audit committee concerning independence, and the Audit Committee has discussed with Eide Bailly, LLP that firm's independence.
Based upon the Audit Committee's discussions with management and Eide Bailly, LLP and based upon the Audit Committee's review of the representations of management and Eide Bailly, LLP, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended June 30, 2014, for filing with the SEC.
HF Financial Corp. Audit Committee
2014 Members
Robert L. Hanson (Chair)
John W. Palmer
Michael M. Vekich

SECTION 16(a)
REPORTING COMPLIANCE

QuickLinks -- Click here to rapidly navigate through this document

Section 16(a) of the Exchange Act requires the Corporation's directors and executive officers, and persons who own more than 10% of the Corporation's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Corporation's Common Stock. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.
Based solely on a review of the copies of such reports furnished to the Corporation and written representations from its executive officers and directors that no other reports were required, the Corporation believes that during the fiscal year ended June 30, 2014, all of its officers, directors and greater than 10% beneficial owners have timely satisfied their Section 16(a) reporting obligations for the fiscal year ended June 30, 2014.

CODE OF CONDUCT AND ETHICS
The Board of Directors has adopted a Code of Conduct and Ethics that applies to all of the Corporation's directors, officers and employees, including its principal executive officer and principal financial and accounting officer. The full text of the Code of Conduct and Ethics is available on the Investor Relations page of the Corporation's website at www.homefederal.com. Amendments and modifications to, and waivers of, the Code of Conduct and Ethics will be promptly disclosed by the Corporation, to the extent required under the Exchange Act and the NASDAQ Marketplace Rules, on a current report on Form 8-K or the Corporation's website.

STOCKHOLDER PROPOSALS
In order to be eligible for inclusion in the Corporation's proxy materials for next year's annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at the Corporation's executive offices, 225 South Main Avenue, Sioux Falls, South Dakota 57104, no later than June 17, 2015. Proposals submitted after June 17, 2015 will not be timely filed with the Corporation. Any such proposals must also be in accordance with the provisions of Rule 14a-8 of the Exchange Act, as supplemented or modified. Stockholders who intend to present a proposal at next year's annual meeting of stockholders without including such proposal in the Corporation's proxy statement must provide the Corporation with written notice of such proposal no earlier than July 23, 2015 and no later than August 22, 2015. Notice of proposals submitted earlier than July 23, 2015 or after August 22, 2015, will not be timely filed with the Corporation. This notice must also contain the information required by our Bylaws. The Corporation reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with the Corporation's Bylaws and other applicable laws and regulations.

ANNUAL REPORT
The Corporation's Summary Report to Stockholders and Annual Report on Form 10-K for the fiscal year ending June 30, 2014, including financial statements, is being mailed with this Proxy Statement to stockholders entitled to notice of the Meeting.

QuickLinks -- Click here to rapidly navigate through this document

OTHER MATTERS
The Board of Directors does not intend to bring before the Meeting any business other than the election of directors, an advisory, non-binding “say on pay” resolution on executive compensation, and ratification of the selection of Eide Bailly, LLP as the Corporation's independent registered public accounting firm for the fiscal year ending June 30, 2015 as set forth in this Proxy Statement and has not been informed that any other business is to be presented at the Meeting. However, if any matters other than those referred to in this Proxy Statement should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

By Order of the Board of Directors,

Pamela F. Russo
Corporate Secretary
Sioux Falls, South Dakota
October 15, 2014

QuickLinks -- Click here to rapidly navigate through this document

If you are not an Internet user and wish to contact HF Financial Corp., you may use one of the following methods:
Call: 1-800-984-9012 Write: HF Financial Corp., c/o Computershare, P.O. Box 43078, Providence, RI 02940-3078

Attention Internet Users!
You can now access your stockholder information on the following secure Internet site: www.computershare.com/investor

Step 1: Register *(1st time users only)*

Step 2: Log In *(Returning Users)*

Step 3: View your account details and perform multiple transactions, such as:

- View account balances
- View transaction history
- View payment history
- View stock quotes
- Change your address
- View electronic stockholder communications
- Buy or sell shares
- Check replacements

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

HF FINANCIAL CORP.

Proxy Card

HF Financial Corp.

Annual Meeting of Stockholders on November 20, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all proxies previously given with respect to the subject matter hereon, hereby appoints James W. Abbott, Robert L. Hanson, David J. Horazdovsky, and Michael M. Vekich, each with the power to act alone and with full power of substitution, to act as attorneys and proxies for the undersigned to represent and vote all shares of common stock, par value $0.01 per share, of HF Financial Corp. (the "Corporation"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting)" to be held on November 20, 2014, at the Hilton Garden Inn, located at 201 East 8th Street, Sioux Falls, South Dakota 57103, at 2:00 p.m. Central Standard Time, and at any and all adjournments or postponements thereof.

The undersigned acknowledges receipt of the Notice of said Annual Meeting and of the accompanying Proxy Statement attached thereto.

UNLESS OTHERWISE SPECIFIED HEREON, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED HEREON, FOR THE NON-BINDING STOCKHOLDER APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION AND FOR THE RATIFICATION OF THE APPOINTMENT OF EIDE BAILLY, LLP AS THE CORPORATION'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2015. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

PLEASE SIGN AND DATE ON REVERSE SIDE OF THIS CARD.

QuickLinks -- Click here to rapidly navigate through this document

HF FINANCIAL CORP.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time on 11/20/2014.

Vote by Internet

- Go to **www.envisionreports.com/HFFC**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR the non-binding stockholder approval of Named Executive Officer compensation and FOR the ratification of the appointment of Eide Bailly, LLP.

ITEM 1. To elect as directors the Class III director nominees listed below to have terms expiring in 2017 and until their successors shall be elected and duly qualified.

Nominees:
01. JOHN W. PALMER
02. THOMAS L. VAN WYHE

FOR ALL	WITHHOLD FOR ALL	FOR ALL EXCEPT
☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "For All Except" box above and write the nominee's name in the space provided.

____

	For	Against	Abstain
ITEM 2. Non-binding stockholder approval of the Named Executive Officer Compensation.	☐	☐	☐
ITEM 3. To ratify the appointment of Eide Bailly, LLP as the Corporation's independent registered public accounting firm for the fiscal year ending June 30, 2015.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., give full name as such. Corporations should provide full name of Corporation and title of authorized officer signing the proxy.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

1 U P X

01WOLB

QuickLinks -- Click here to rapidly navigate through this document

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held on November 20, 2014
ANNUAL MEETING OF STOCKHOLDERS November 20, 2014
PROPOSAL I—ELECTION OF DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION
PROPOSAL NO. II—ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL NO. III—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CODE OF CONDUCT AND ETHICS
STOCKHOLDER PROPOSALS
ANNUAL REPORT
OTHER MATTERS
PROXY CARD